 Exhibit 4.11

Second Amendment and Restatement Agreement re Secured Loan
Facility Agreement dated 24 July 2019

Dated 20 March 2020

(1)	Taburao Shipping Company Inc. Tarawa Shipping Company Inc. Rongelap Shipping Company Inc. Toka Shipping Company Inc. (as borrowers)
(2)	Performance Shipping Inc. (as guarantor)
(3)	Nordea Bank Abp, filial i Norge (as lender)
(4)	Nordea Bank Abp, filial i Norge (as arranger)
(5)	Nordea Bank Abp, filial i Norge (as agent)
(6)	Nordea Bank Abp (as swap provider)
(7)	Nordea Bank Abp, filial i Norge (as security agent)

Stephenson Harwood LLP Ariston Building. 2nd Floor Filellinon 2 & Akb Miaouti. 185 36 Praeus. Greece T +30 210 429 5160 I F +30 210 429 5166 wwwshlegal.corn

Contents
Page
1	Interpretation	1

2	Conditions	2

3	Representations	2

4	Amendment and restatement of Loan Agreement and amendments to the Security Documents	3

5	Confirmations and Undertakings	3

6	Notices, Counterparts, Governing Law and Enforcement	4

Schedule 1	The Lenders	5

Schedule 2	Effective Date Confirmation	6

Schedule 3	Conditions Precedent	7

Schedule 4	Form of Amended and Restated Loan Agreement	9

-
Amendment and Restatement Agreement
Dated 20 March 2020
Between:
(1)
Taburao Shipping Company Inc. ("Taburao"), Tarawa Shipping Company Inc. ("Tarawa"), and Rongelap Shipping Company Inc. ("Rongelap" and together with Taburao and Tarawa, the "Original Borrowers) and Toka Shipping Company Inc. (the "New Borrower"), each a company incorporated according to the law of the Republic of the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (together, the "Borrowers"); and

(2)
Performance Shipping Inc., a company incorporated according to the law of the Republic of the Marshall Islands, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the "Guarantor"); and

(3)	the banks listed in Schedule 1, each acting through its office at the address indicated against its name in Schedule 1 (together the "Lenders" and each a "Lender"); and
(4)	Nordea Bank Abp, filial i Norge, acting as arranger through its office at Essendrops gate 7, N-0368 Oslo, Norway (in that capacity the "Arranger"); and
(5)	Nordea Bank Abp, filial i Norge, acting as agent through its office at Essendrops gate 7, N-0368 Oslo, Norway (in that capacity the "Agent"); and
(6)
Nordea Bank Abp, acting as swap provider through its office at c/o Nordea Danmark, Filial of Nordea Bank Abp, Finland, 7288 Derivative Services, PO Box 850, DK-0900 Copenhagen K, Denmark (in that capacity the "Swap Provider"); and

(7)	Nordea Bank Abp, filial i Norge, acting as security agent through its office at Essendrops gate 7, N-0368 Oslo, Norway (in that capacity the "Security Agent").
Supplemental to a secured loan agreement dated 24 July 2019 as amended and restated by a first amendment and restatement agreement dated 23 December 2019 (the "Loan Agreement") made between the Original Borrowers, the Guarantor, the Lenders, the Arranger, the Agent, the Swap Provider and the Security Agent on the terms and subject to the conditions of which each of the Lenders agreed to advance to the Original Borrowers its respective Commitment of an aggregate amount not exceeding $47,000,000.
Whereas the Original Borrowers have requested the Finance Parties to amend and restate the Loan Agreement in the form attached to this Amendment and Restatement Agreement at Schedule 4.
It is agreed that:
1	Interpretation
1.1	In this Amendment and Restatement Agreement:

"Effective Date" means the date on which the Agent confirms to the Borrowers and the other Obligors in writing substantially in the form set out in Schedule 2 that all of the conditions referred to in Clause 2.1 have been satisfied, which confirmation the Agent shall be under no obligation to give if either (a) those conditions are not satisfied prior to 30 April 2020 or (b) a Default shall have occurred.
"Finance Parties" means the Arranger, the Agent, the Security Agent, the Swap Provider and the Lenders.
"Obligors" means all parties to this Amendment and Restatement Agreement other than the Finance Parties and "Obligor" means any one of them.
"UOT Manager's Undertaking Amendment" means the amendment agreement to the manager's undertaking in respect of Vessel A dated 5 August 2019 and granted by UOT in favour of the Security Agent, such amendment agreement to be in form and substance acceptable to the Agent.
1.2
All words and expressions defined in the Loan Agreement shall have the same meaning when used in this Amendment and Restatement Agreement unless the context otherwise requires, and clause 1.2 of the Loan Agreement shall apply to the interpretation of this Amendment and Restatement Agreement as if it is set out in full.

1.3	The Agent and the Borrowers hereby designate this Amendment and Restatement Agreement as a Finance Document.
1.4
All obligations, representations, warranties, covenants and undertakings of the Borrowers under or pursuant to this Amendment and Restatement Agreement shall, unless otherwise expressly provided, be entered into, made or given by them jointly and severally.

2	Conditions
2.1
As conditions for the agreement of the Finance Parties to amend and restate the Loan Agreement in the form attached to this Amendment and Restatement Agreement at Schedule 4, the Borrowers shall deliver or cause to be delivered to or to the order of the Agent all of the documents and other evidence listed in Schedule 3.

2.2	All documents and evidence delivered to the Agent pursuant to Clause 2.1 shall:
2.2.1	be in form and substance acceptable to the Agent;
2.2.2	if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.
3	Representations
3.1
Each of the representations contained in clause 20 of the Loan Agreement shall be deemed repeated by the Borrowers and the Guarantor at the date of this Amendment and Restatement Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Finance Documents include this Amendment and Restatement Agreement.

3.2
Any representation made by an Obligor in any of the Security Documents to which it is a party shall be deemed repeated by that Obligor at the date of this Amendment and Restatement Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining.

4	Amendment and restatement of Loan Agreement and amendments to the Security Documents
With effect from the Effective Date:
4.1	the Loan Agreement shall be read and construed as if its text is replaced by the text of the amended and restated loan agreement attached to this Amendment and Restatement Agreement as Schedule 4; and
4.2	each Security Document shall, to the extent necessary, be modified to reflect the amendment and restatement of the Loan Agreement made in this Amendment and Restatement Agreement.
5	Confirmations and Undertakings
5.1
Each of the Obligors confirms that all of its respective obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, despite the amendment and restatement of the Loan Agreement made in this Amendment and Restatement Agreement, as if all references in any of the Security Documents to the Loan Agreement are references to the Loan Agreement as amended and restated In this Amendment and Restatement Agreement and that any security created under such Security Documents shall be extended to secure all liabilities of the Obligors under the Loan Agreement as amended by this Amendment and Restatement Agreement.

5.2	Each of the Original Borrowers further agrees and confirms that in each of the following documents:
5.2.1	account charge agreement dated 7 August 2019 entered into between Taburao and the Security Agent;
5.2.2	account charge agreement dated 7 August 2019 entered into between Tarawa and the Security Agent; and
5.2.3	account charge agreement dated 27 January 2020 entered into between Rongelap and the Security Agent, the principal amount of the Secured Obligations (as defined therein) referred to in Clause 2(b) of each such document, shall be increased to USD 70,800,000 (in addition to interest, default interest, costs and expenses).
5.3
The definition of any term defined in any of the Security Documents shall, to the extent necessary, be modified to reflect the amendment and restatement of the Loan Agreement made in this Amendment and Restatement Agreement.

5.4
Within 5 days after the Effective Date the Borrowers shall deliver or cause to be delivered to or to the order of the Agent such of the legal opinions specified in Schedule 3 as have not already been provided to the Agent.

5.5	The provisions of Clause 2.2 shall apply to all the documents and evidence delivered to the Agent pursuant to Clause 5.4.
6	Notices, Counterparts, Governing Law and Enforcement
The provisions of clauses 33, 40, 42 and 43 of the Loan Agreement shall apply to this Amendment and Restatement Agreement as if they are set out in full and as if (a) references to each Party are references to each party to this Amendment and Restatement Agreement, (b) references to the Finance Documents include this Amendment and Restatement Agreement and (c) references to a Borrower are references to each Obligor other than the Guarantor.

Schedule 1
The Lenders
Names

Name of Original Lender	Address of lending office

Nordea Bank Abp, filial i Norge	Essendrops gate 7, N-0368 Oslo, Norway

Schedule 2
Effective Date Confirmation
To:
Taburao Shipping Company Inc.
Tarawa Shipping Company Inc.
Rongelap Shipping Company Inc.
Toka Shipping Company Inc.
Performance Shipping Inc.
Trust Company Complex
Ajeltake Road, Ajeltake Island
Majuro
Marshall Islands, MH96960

We, Nordea Bank Abp, filial i Norge, refer to the second amendment and restatement agreement dated                                   2020 (the "Amendment and Restatement Agreement") relating to a secured loan agreement dated 24 July 2019 as amended and restated by a first amendment and restatement agreement dated 23 December 2019 (the "Loan Agreement") made between the above named Taburao Shipping Company Inc., Tarawa Shipping Company Inc., Rongelap Shipping Company Inc. and Toka Shipping Company Inc. as the Borrowers, Performance Shipping Inc. as the Guarantor, the banks listed in it as the Lenders, ourselves as the Arranger, ourselves as the Agent, a certain party as the Swap Provider and ourselves as the Security Agent in respect of a loan to the Borrowers from the Lenders of up to $59,000,000.
We hereby confirm that all conditions precedent referred to in Clause 2.1 of the Amendment and Restatement Agreement have been satisfied. In accordance with Clauses 1.1 and 4 of the Amendment and Restatement Agreement the Effective Date is the date of this confirmation and the amendment and restatement of the Loan Agreement are now effective.

Dated                                           2020

Signed: __________________________
For and on behalf of
Nordea Bank Abp, filial i Norge

Schedule 3
Conditions Precedent
1	Obligors
(a)
Constitutional documents Copies of the constitutional documents of the New Borrower together with such other evidence as the Agent may reasonably require that the New Borrower is duly incorporated in its country of incorporation and remains in existence with power to enter into, and perform its obligations under, this Amendment and Restatement Agreement and any document to be executed by the New Borrower pursuant to this Amendment and Restatement Agreement.

(b)	Certificates of good standing A certificate of good standing in respect of each Obligor and UOT (if such a certificate can be obtained).
(c)
Board resolutions A copy of a resolution of the board of directors of each Obligor (other than the Guarantor) and UOT and a copy of a resolution of the executive committee of the board of directors of the Guarantor:

(i)
approving the terms of, and the transactions contemplated by, this Amendment and Restatement Agreement and any document to be executed by that Obligor and UOT pursuant to this Amendment and Restatement Agreement and resolving that it execute this Amendment and Restatement Agreement and any such document; and

(ii)
authorising a specified person or persons to execute this Amendment and Restatement Agreement and any such document (including all documents and notices to be signed and/or dispatched under any such document) on its behalf.

(d)	Copy passports A copy of the passport of each person authorised by the resolutions referred to in (c).
(e)
Shareholder resolutions A copy of a resolution signed by all the holders of the issued shares in each Obligor (other than the Guarantor) and UOT, approving the terms of, and the transactions contemplated by, this Amendment and Restatement Agreement and any document to be executed by that Obligor pursuant to this Amendment and Restatement Agreement.

(f)	Officer's certificates An original certificate of a duly authorised officer of each Obligor and UOT:
(i)	certifying that each copy document relating to it specified in this Schedule 3 is correct, complete and in full force and effect;
(ii)
setting out the names of (a) the directors and officers of that Obligor and UOT and (b) the shareholders of that Obligor (other than the Guarantor) and UOT and the proportion of shares held by each shareholder; and

(iii)
confirming that none of the documents delivered to the Agent pursuant to clauses 4,1 and 4.3 of the Loan Agreement have been amended or modified in any way since the date of their delivery to the Agent, or certifying copies, as true, complete, accurate and neither amended nor revoked, of any which have been amended or modified.

(g)
Powers of attorney The original notarially attested and legalised power of attorney of each of the Obligors and UOT under which this Amendment and Restatement Agreement and any document to be executed by that Obligor and UOT pursuant to this Amendment and Restatement Agreement are to be executed by that Obligor and UOT.

2	Legal opinions
The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Loan:
(a)	a legal opinion of Stephenson Harwood LLP, legal advisers to the Agent as to English law substantially in the form distributed to the Lenders prior to signing this Amendment and Restatement Agreement;
(b)	a legal opinion of Ince & Co to the Agent as to Marshall Islands law.
3	Vessel Documents
(a)	The UOT Manager's Undertaking Amendment duly executed.
(b)	In respect of Vessel A, the ISM Company's current DOC.
4	Other documents and evidence
(a)	Process agent Evidence that any process agent appointed pursuant to Clause 6 has accepted its appointment.
(b)
Other Authorisations  A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Amendment and Restatement Agreement or for the validity and enforceability of this Amendment and Restatement Agreement and any document to be executed pursuant to this Amendment and Restatement Agreement.

(c)
"Know your customer" documents  Such documentation and other evidence as is reasonably requested by the Agent in order for the Lenders to comply with all necessary "know your customer" or similar identification procedures in relation to the transactions contemplated in this Amendment and Restatement Agreement.

Schedule 4
Form of Amended and Restated Loan Agreement

US$59,000,000 Secured Loan Agreement
Dated 24 July 2019
(1)	Taburao Shipping Company Inc. Tarawa Shipping Company Inc. Rongelap Shipping Company Inc. Toka Shipping Company Inc. (as Borrowers)
(2)	Performance Shipping Inc. (as Original Guarantor)
(3)	The Financial Institutions listed in Schedule 1 (as Original Lenders)
(4)	Nordea Bank Abp, filial i Norge (as Arranger)
(5)	Nordea Bank Abp, filial i Norge (as Agent)
(6)	Nordea Bank Abp (as Swap Provider)
(7)	Nordea Bank Abp, filial i Norge (as Security Agent)
Stephenson Harwood LLP Ariston Building. 2nd Floor Filellinon 2 & Akb Miaouti. 185 36 Praeus. Greece T +30 210 429 5160 I F +30 210 429 5166 wwwshlegal.corn

Contents
Page
Section 1	Interpretation	2

1	Definitions and Interpretation	2

Section 2	The Loan	29

2	The Loan	29

3	Purpose	29

4	Conditions of Utilisation	29

Section 3	Utilisation	32

5	Advance	32

Section 4	Repayment, Prepayment and Cancellation	33

6	Repayment	33

7	Illegality, Prepayment and Cancellation	34

Section 5	Costs of Utilisation	37

8	Interest	37

9	Interest Periods	37

10	Changes to the Calculation of Interest	38

11	Fees	39

Section 6	Additional Payment Obligations	40

12	Tax Gross Up and Indemnities	40

13	Increased Costs	49

14	Other Indemnities	51

15	Mitigation by the Lenders	53

16	Costs and Expenses	54

Section 7	Accounts and Application of Earnings	56

17	Earnings Accounts	56

18	Additional Security	57

19	Guarantee and Indemnity	58

Section 8	Representations, Undertakings and Events of Default	62

20	Representations	62

21	Information Undertakings	67

22	Financial Covenants	71

23	General Undertakings	71

24	Events of Default	78

Section 9	Changes to Parties	84

25	Changes to the Lenders	84

26	Changes to the Obligors	90

Section 10	The Finance Parties	92

27	Role of the Agent, the Security Agent and the Arranger	92

28	Application of Proceeds	104

29	Conduct of Business by the Finance Parties	105

30	Sharing among the Finance Parties	105

Section 11	Administration	108

31	Payment Mechanics	108

32	Set-Off	111

33	Notices	111

34	Calculations and Certificates	115

35	Partial Invalidity	115

36	Remedies and Waivers	115

37	Amendments and Waivers	115

38	Confidentiality	122

39	Disclosure of Lender Details by Agent	125

40	Counterparts	127

41	Joint and Several Liability	127

Section 12	Governing Law and Enforcement	129

42	Governing Law	129

43	Enforcement	129

Schedule 1	The Parties	130
	Part I The Original Lenders	130

Loan Agreement
Dated 24 July 2019
Between:
(1)
Taburao Shipping Company Inc. ("Borrower A"), Tarawa Shipping Company Inc. ("Borrower B"), Rongelap Shipping Company Inc. ("Borrower C") and Toka Shipping Company Inc. ("Borrower D"), each a company incorporated under the law of the Republic of the Marshall Islands, with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MI-I 96960 (together, the "Borrowers" and each a "Borrower") jointly and severally; and

(2)
Performance Shipping Inc., a company incorporated under the law of the Republic of the Marshall Islands, with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the "Original Guarantor"); and

(3)	The Financial Institutions listed in Schedule 1 (The Parties), each acting through its Facility Office (together, the "Original Lenders" and each an "Original Lender"); and
(4)	Nordea Bank Abp, filial i Norge, acting as arranger through its office at Essendrops gate 7, N-0368 Oslo, Norway (in that capacity, the "Arranger"); and
(5)	Nordea Bank Abp, filial i Norge, acting as agent through its office at Essendrops gate 7, N-0368 Oslo, Norway (in that capacity, the "Agent"); and
(6)
Nordea Bank Abp, acting as swap provider through its office at c/o Nordea Danmark, Filial of Nordea Bank Abp, Finland, 7288 Derivative Services, PO Box 850, DK-0900 Copenhagen K, Denmark (in that capacity, the "Swap Provider"); and

(7)	Nordea Bank Abp, filial i Norge, acting as security agent through its office at Essendrops gate 7, N-0368 Oslo, Norway (in that capacity, the "Security Agent").
It is agreed as follows:

Section 1	Interpretation
1	Definitions and Interpretation
1.1	Definitions In this Agreement:
"Accession Deed" means a document substantially in the form set out in Schedule 6 (Form of Accession Deed).
"Accounting Information" means the quarterly unaudited financial statements and/or the annual audited consolidated financial statements and/or other information to be provided by the Original Guarantor to the Agent in accordance with Clause 21.1 (Financial Statements).
"Accounting Period" means each consecutive period of approximately three months falling during the Facility Period (ending on the last day in March, June, September and December of each year) for which quarterly Accounting Information is required to be delivered pursuant to this Agreement.
"Account Holder" means Nordea Bank Abp, filial i Norge, acting through its branch at Essendrops gate 7, N-0368 Oslo, Norway or any other bank or financial institution which at any time, with the Security Agent's prior written consent, holds the Earnings Accounts.
"Account Security Deeds" means the first priority account security deeds in respect of all amounts from time to time standing to the credit of the Earrings Accounts.
"Additional Guarantor" means a company which becomes an Additional Guarantor in accordance with Clause 26 (Changes to the Obligors).
"Administration" has the meaning given to it in paragraph 1.1.3 of the ISM Code.
"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
"Annex VI" means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997).
"Approved Shipbroker" means each of Clarkson Platou, Fearnleys SSY, Braemar, Arrows, Maersk Broker, Vessels Value Ltd. and any other reputable, independent and first class firm of ship brokers approved by the Agent.
"Assignments" means first priority deeds of assignment of the Insurances, Earnings, Charters and Requisition Compensation of the Vessels from the Borrowers; and first priority assignments of the Insurances from the Managers contained in the Managers' Undertakings.
"Assignment Agreement" means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.
"Availability Period" means:
(i)	in respect of Utilisation A, the period from and including the date of this Agreement to and including 30 September 2019;
(ii)	in respect of Utilisation B, the period from and including the date of this Agreement to and including 31 December 2019;
(iii)	in respect of Utilisation C, the period from and including the date of this Agreement to and including 31 January 2020; and
(iv)	in respect of Utilisation D, the period from and including the date of this Agreement to and including 30 April 2020, or such later date as may be agreed by the Lenders.
"Break Costs" means the amount (if any) by which:
(a)
the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or an Unpaid Sum to the last day of the current Interest Period in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:
(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Athens, Norway and New York.
"Carbon Intensity and Climate Alignment Certificate" means a certificate from a Recognized Organization relating to a Vessel and a year setting out:
(a)
the average efficiency ratio of that Vessel for all voyages performed by it over that year using ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI in respect of that year; and

(b)	the climate alignment of that Vessel for such year,
in each case as calculated in accordance with the Poseidon Principles.
"Cash" means, at any date of determination under this Agreement, the aggregate value of the Original Guarantors and its Subsidiaries credit balances on any deposit, savings or current account and cash in hand (including, without limitation, short term cash deposits with the Account Holder) to which the Original Guarantors and/or its Subsidiaries (as applicable) have free, immediate and direct access but excluding any such credit balances and cash subject to an Encumbrance (other than Encumbrances in favour of the Finance Parties) at any time.
"Cash Equivalents" means, at any date of determination under this Agreement and the Guarantee, the aggregate value of the Guarantor's Group's:
(a)
certificates of deposit of, or overnight bank deposits with, any Lender or any commercial bank whose short-term securities are rated at least A-2 by Standard and Poor's Rating Group and P-3 by Moody's Investor Services, Inc. having maturities of six (6) months or less from the date of acquisition;

(b)
commercial paper of, or money market accounts or funds with or issued by, any Lender or by an issuer rated at least A-2 by Standard & Poor's Ratings Group and P-3 by Moody's Investor Services, Inc. and having an original tenor of six (6) months or less; and

(c)
medium term fixed or floating rate notes of any Lender or an issuer rated at least AA- by Standard & Poor's Rating Group and/or Aa3 by Moody's Investor Services, Inc. at the time of acquisition and having a remaining term of six (6) months or less from the date of acquisition, but excluding any of those assets subject to an Encumbrance (other than Encumbrances in favour of the Finance Parties) at any time, provided that the Original Guarantor and/or its Subsidiaries (as applicable) have free, immediate and direct access.
"Charged Property" means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Security Documents.
"Charters" means any time or bareboat charter or contract of employment in respect of a Vessel with a duration exceeding (or capable of exceeding) 24 months and "Charter" means any one of them.
"Charterer" means any entity which has entered into or will enter into a Charter with a Borrower in respect of Vessel.
"Code" means the US Internal Revenue Code of 1986.
"Commitment" means:
(a)
in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Part I of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
"Commitment Fee" means the commitment fee to be paid by the Borrowers to the Agent under Clause 11.1 (Commitment Fee).

"Compliance Certificate" means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate),
"Confidential Information" means all information relating to any Obligor, any other member of the Group, the Finance Documents or the Loan of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Loan from either:
(a)	any Obligor, any other member of the Group or any of its advisers; or
(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Obligor, any other member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:
(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 38 (Confidentiality); or
(ii)	is identified in writing at the time of delivery as non-confidential by any Obligor, any other member of the Group or any of its advisers; or
(iii)
is known by that Finance Party before the date the information is disclosed to it in accordance with (a) or (b) or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with any Obligor or any other member of the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

"Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the Loan Market Association at the relevant time.
"Confirmation" means a Confirmation exchanged or deemed to be exchanged between the Swap Provider and the Borrowers as contemplated by the Master Agreement.
"Credit Support Document" means any document described as such In the Master Agreement and any other document referred to in any such document which has the effect of creating security in favour of any of the Finance Parties.
"Credit Support Provider" means any person (other than a Borrower) described as such in the Master Agreement.
"CTA" means the Corporation Tax Act 2009.
"Default" means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Defaulting Lender" means any Lender:
(a)
which has failed to make its participation in a Utilisation available (or has notified the Agent or the Borrowers (which have notified the Agent) that it will not make its participation in a Utilisation available) by the Utilisation Date of that Utilisation in accordance with Clause 5.3 (Lenders' participation); or

(b)	which has otherwise rescinded or repudiated a Finance Document; or
(c)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of (a):
(i)	its failure to pay is caused by:
(A)	administrative or technical error; or
(B)	a Disruption Event; and
payment is made within three Business Days of its due date; or
(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.
"Deed of Subordination" means a deed of subordination in respect of all intercompany loans made available to the Borrowers.
"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent.
"Disruption Event" means either or both of:
(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loan (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)	from performing its payment obligations under the Finance Documents; or
(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

"DOC" means, in relation to the ISM Company, a valid Document of Compliance issued for the ISM Company by the Administration under paragraph 13.2 of the ISM Code.
"Earnings" means all hires, freights, passage moneys, pool income and other sums payable to or for the account of a Borrower and/or the Charterer in respect of a Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of a Vessel.
"Earnings Accounts" means the bank accounts to be opened in the names of each of the Borrowers respectively with the Account Holder and each designated an "Earnings Account".
"Encumbrance" means a mortgage, charge, assignment, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
"Environmental Approval" means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.
"Environmental Claim" means any claim, proceeding, formal notice or investigation by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.
"Environmental Incident" means:
(a)	any release, emission, spill or discharge into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from a Vessel; or
(b)
any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than a Vessel and which involves a collision between a Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and a Vessel, any Obligor, any operator or manager of a Vessel or any combination of them is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)	any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils

(including the seabed) or surface water otherwise than from a Vessel and in connection with which a Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or where any Obligor, any operator or manager of a Vessel or any combination of them is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.
"Environmental Law" means any present or future law or regulation relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.
"Environmentally Sensitive Material" means all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.
"Event of Default" means any event or circumstance specified as such in Clause 24 (Events of Default).
"Facility Office" means:
(a)
in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.
"Facility Period" means the period beginning on the date of this Agreement and ending on the date when the whole of the Indebtedness has been paid in full and the Obligors have ceased to be under any further actual or contingent liability to the Finance Parties under or in connection with the Finance Documents.
"FATCA" means:
(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)
any treaty, law or regulation of any other jurisdiction, or relating to an Intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in (a); or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in (a) or (b) with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or
(b)
in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within (a), the first date from which such payment may become subject to a deduction or withholding required by FATCA,

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.
"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.
"Fee Letter" means any letter or letters dated on or about the date of this Agreement and on or about the date of Utilisation C and Utilisation D between the Arranger and the Borrowers (or the Agent and the Borrowers or the Security Agent and the Borrowers) setting out any of the fees referred to in Clause 11 (Fees).
"Final Maturity Date" means 30 September 2024.
"Finance Documents" means this Agreement, the Master Agreement, the Security Documents, any Accession Deed, any Compliance Certificate, any Utilisation Request, the Fee Letter and any other document designated as such by the Agent and the Borrowers.
"Finance Parties" means the Arranger, the Agent, the Security Agent, the Swap Provider and the Lenders.
"Financial Indebtedness" means any indebtedness for or in respect of:
(a)	moneys borrowed and debit balances at banks or other financial institutions;
(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);
(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)	the amount of any liability in respect of any lease or hire purchase contract, a liability under which would, in accordance with GAAP, be treated as a balance sheet liability;
(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(f)
any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)
any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of (i) an underlying liability of an entity which is not an Obligor or a member of the Group which liability would fall within one of the other sections of this definition or (ii) any liabilities of any Obligor or any other member of the Group relating to any post-retirement benefit scheme;
(h)	any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the end of the Facility Period or are otherwise classified as borrowings under GAAP;
(i)
any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 30 days after the date of supply;

(j)
any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under GAAP; and

(k)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in (a) to (j).
"Fleet Market Value" means in relation to a Fleet Vessel, the market value of such Fleet Vessel determined by a valuation to be provided by the Borrowers and acceptable to the Agent on the basis of a charter-free sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing seller and a willing buyer and at the cost of the Borrowers.
"Fleet Vessel" means any vessel (including, but not limited to, the Vessels) from time to time wholly owned by a member of the Group (directly or indirectly) including chartered-in vessels for which a member of the Group has a purchase obligation but excluding, for the avoidance of doubt, any newbuilding vessels not delivered to the relevant member of the Group at the relevant time, and "Fleet Vessels" means more than one of them).
"GAAP" means generally accepted accounting principles in the US, including IFRS.
"Group" means the Original Guarantor and its Subsidiaries for the time being.
"Guarantee" means a guarantee and indemnity in respect of the obligations of each other Obligor granted by each Guarantor and contained in Clause 19 (Guarantee and Indemnity).
"Guarantor" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 26 (Changes to the Obligors).
"Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary.
"Hong Kong Convention" means the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009.

"IAPPC" means a valid international air pollution prevention certificate for a Vessel issued under Annex VI.
"Identity Letter" means a letter addressed to the Agent identifying the shareholder of the Original Guarantor.
"IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.
"Indebtedness" means the aggregate from time to time of: the amount of the Loan outstanding; all accrued and unpaid interest on the Loan; and all other sums of any nature (together with all accrued and unpaid Interest on any of those sums) payable to any of the Finance Parties under all or any of the Finance Documents.
"Insolvency Event" in relation to an entity means that the entity:
(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);
(b)	becomes insolvent or is unable to pay its debts or fails or admits In writing its inability generally to pay its debts as they become due;
(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(d)
institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)
has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in (d) and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or
(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;
(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in (d));

(h)
has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in (a) to (h); or
(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.
"Insurances" means all policies and contracts of insurance (including all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into in respect of or in connection with a Vessel or her increased value or her Earnings and (where the context permits) all benefits under such contracts and policies, including all claims of any nature and returns of premium.
"Interest Period" means each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).
"Interpolated Screen Rate" means, in relation to LIBOR, the rate which results from interpolating on a linear basis between:
(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the relevant Interest Period; and
(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the relevant Interest Period, each as of 11.00 a.m. on the Quotation Day for dollars.
"ISM Code" means the International Management Code for the Safe Operation of Ships and for Pollution Prevention.
"ISM Company" means, at any given time, the company responsible for a Vessel's compliance with the ISM Code under paragraph 1.1.2 of the ISM Code.
"ISPS Code" means the International Ship and Port Facility Security Code.
"ISSC" means a valid international ship security certificate for a Vessel issued under the ISPS Code.
"ITA" means the Income Tax Act 2007.

"Joint Venture" means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.
"Legal Opinion" means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 4.3 (Conditions subsequent).
"Legal Reservations" means:
(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and
(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application In the Legal Opinions.
"Lender" means:
(a)	any Original Lender; and
(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 25 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.
"LIBOR" means:
(a)	the applicable Screen Rate; or
(b)	(if no Screen Rate is available for the relevant Interest Period) the Interpolated Screen Rate; or
(c)
(if (i) no Screen Rate is available for the currency of the Loan or (ii) no Screen Rate is available for the relevant Interest Period and it is not possible to calculate the Interpolated Screen Rate) the Reference Bank Rate,

as of 11.00 a.m. on the Quotation Day for dollars and for a period equal in length to the relevant Interest Period and, if that rate is less than zero, LIBOR shall be deemed to be zero.
"Limitation Acts" means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

"Loan" means the aggregate amount of the Utilisations advanced or to be advanced by the Lenders to the Borrowers under Clause 2 (The Loan) or, where the context permits, the principal amount of the Utilisations advanced and for the time being outstanding.
"Majority Lenders" means a Lender or Lenders whose Commitments aggregate more than 662/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 662/3% of the Total Commitments immediately prior to the reduction).
"Management Agreements" means the agreements for the technical and commercial management of the Vessels entered or to be entered into between the Borrowers respectively and the Managers.
"Managers" means Maersk Tankers A/S a company incorporated under the law of Denmark having its registered office at Nicolal Eigtveds Gade 28, 1402 Copenhagen K, Denmark ("Maersk") or Unitized Ocean Transport Limited a company incorporated under the law of the Republic of the Marshall Islands, with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 ("UOT") or any other company which the Agent (acting on the instructions of the Majority Lenders) may approve from time to time as the manager of a Vessel.
"Managers' Undertakings" means written undertakings of the Managers in form and substance acceptable to the Agent.
"Mandatory Cost" means, in respect of the Lenders, the cost to a Lender (as conclusively certified by it) of complying with any requirements of any competent authority or agency relating to monetary control and liquidity (including reserve asset and/or special deposit or liquidity requirements or other requirements having the same or a similar purpose whether or not having the force of law but with which it is customary to comply) in relation to making available the Loan.
"Margin" means 2.75 per cent per annum.
"Market Value" means the value of a Vessel or any other vessel over which additional security has been created or which is being offered as additional security in accordance with Clause 18 (Additional Security) conclusively determined by an Approved Shipbroker selected by the Borrowers, and appointed by and reporting to, the Agent on the basis of a charter-free sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing seller and a willing buyer and evidenced by a valuation of that Vessel or vessel addressed to the Agent certifying a value for that Vessel or vessel and, where two valuations have been obtained, such value shall be the arithmetic average of two (2) valuations (in form and substance acceptable to the Agent) of that Vessel addressed to the Agent certifying the value for that Vessel.
"Master Agreement" means any ISDA Master Agreement (or any other form of master agreement relating to interest or currency exchange transactions) entered into between the Swap Provider and the Borrowers before or during the Facility Period, including each Schedule to any Master Agreement and each Confirmation exchanged under any Master Agreement.

"Master Agreement Proceeds" means any and all sums due and payable to the Borrowers or any of them under the Master Agreement following an Early Termination Date (subject always to all rights of netting and set-off contained in the Master Agreement) and all rights to require and enforce the payment of those sums.
"Master Agreement Proceeds Charge" means a first priority deed of charge over the Master Agreement Proceeds.
"Material Adverse Effect" means in the opinion of the Majority Lenders a material adverse effect on:
(a)	the business, operations, property, condition (financial or otherwise) or prospects of any Obligor or the Group taken as a whole; or
(b)	the ability of any Obligor to perform its obligations under any Finance Document; or
(c)
the validity or enforceability of, or the effectiveness or ranking of any Encumbrance granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

"Maximum Loan Amount" means the lesser of (a) $59,000,000 and (b) the aggregate of (i) 55 per cent of the Market Value of Vessel A, Vessel B and Vessel C and (ii) 46.3 per cent of the Market Value of Vessel D, in each case as required under each Maximum Utilisation Amount and determined pursuant to the valuation in respect of each Vessel provided in accordance with Clause 4.1 (Conditions precedent).
"Maximum Utilisation Amount" means any one of the Maximum Utilisation A Amount or the Maximum Utilisation B Amount or the Maximum Utilisation C Amount or the Maximum Utilisation D Amount.
"Maximum Utilisation A Amount" means, in respect of Vessel A, an amount up to the lesser of (a) $16,500,000 and (b) 55 per cent of the Market Value of Vessel A determined by the Agent pursuant to the valuations in respect of Vessel A provided in accordance with Clause 4.1 (Conditions precedent).
"Maximum Utilisation B Amount" means, in respect of Vessel B, an amount up to the lesser of (a) $16,500,000 and (b) 55 per cent of the Market Value of Vessel B determined by the Agent pursuant to the valuations in respect of Vessel B provided in accordance with Clause 4.1 (Conditions precedent).
"Maximum Utilisation C Amount" means, in respect of Vessel C, an amount up to the lesser of (a) $14,000,000 and (b) 55 per cent of the Market Value of Vessel C determined by the Agent pursuant to the valuations in respect of Vessel C provided in accordance with Clause 4.1 (Conditions precedent).
"Maximum Utilisation D Amount" means, in respect of Vessel D, an amount up to the lesser of (a) $12,000,000 and (b) 46.3 per cent of the Market Value of Vessel D determined by the Agent pursuant to the valuations in respect of Vessel D provided in accordance with Clause 4.1 (Conditions precedent).

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:
(a)
(subject to (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	If there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(c)	If an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period.
"MOAs" means:
(a)	the memoranda of agreement dated 7 June 2019 on the terms and subject to the conditions of which the relevant Seller will sell Vessel A to Borrower A and Vessel B to Borrower B respectively;
(b)	the memorandum of agreement dated 12 November 2019 on the terms and subject to the conditions of which the relevant Seller will sell Vessel C to Borrower C; and
(c)	the memorandum of agreement dated 14 February 2020 on the terms and subject to the conditions of which the relevant Seller will sell Vessel D to Borrower D, and each a "MOA".
"Mortgage Addenda" means:
(a)	the first addendum to the first preferred Marshall Islands Mortgage over Vessel A dated 5 August 2019;
(b)	the first addendum to the first preferred Marshall Islands Mortgage over Vessel B dated 22 November 2019;
(c)	the second addendum to the first preferred Marshall Islands Mortgage over Vessel A dated 5 August 2019;
(d)	the second addendum to the first preferred Marshall Islands Mortgage over Vessel B dated 22 November 2019; and
(e)	the first addendum to the first preferred Marshall Islands Mortgage over Vessel C dated 27 January 2020;
and each a "Mortgage Addendum".

"Mortgages" means first preferred mortgages over the Vessels and the Mortgage Addenda.
"New Lender" has the meaning given to that term in Clause 25.1 (Assignments and transfers by the Lenders).
"Non-Consenting Lender" has the meaning given to that term in Clause 37.5.4 (Replacement of Lender).
"Obligor" means each Borrower, each Guarantor, UOT, any other Credit Support Provider, or any other person who may at any time during the Facility Period be liable for, or provide security for, all or any part of the Indebtedness (other than Maersk).
"Original Guarantor's Shareholder" means the person or persons identified in the Identity Letter.
"Original Financial Statements" means the audited consolidated financial statements of the Original Guarantor for the financial year ended 31 December 2018.
"Original Jurisdiction" means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement or, in the case of an Additional Guarantor, as at the date on which that Additional Guarantor becomes Party as a Guarantor.
"Party" means a party to this Agreement.
"Permitted Disposal" means any sale, lease, licence, transfer or other disposal:
(a)	of assets in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash);
(b)	of obsolete or redundant equipment for cash;
(c)	arising as a result of any Permitted Encumbrance; and
(d)	of a Vessel made in accordance with this Agreement.
"Permitted Encumbrance" means:
(a)	any Encumbrance which has the prior written approval of the Agent;
(b)	any Encumbrance created or expressed to be created under or pursuant to or evidenced by the Security Documents;
(c)	any Encumbrance arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by an Obligor;
(d)	any Quasi-Security arising as a result of a disposal which is a Permitted Disposal.
"Poseidon Principles" means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published on 18 June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organization from time to time.
"Prohibited Person" means any person (a) that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of persons) or (b) that is directly or indirectly owned or controlled by a person referred to in (a), or (c) that is located, organised or resident in a country that is the subject of Sanctions.
"Quasi-Security" has the meaning given to that term in Clause 23.9 (Negative pledge).
"Quotation Day" means, in relation to any period for which an interest rate is to be determined (for dollars) two Business Days before the first day of that period, unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given by leading banks in the Relevant Market on more than one day, the Quotation Day will be the last of those days).
"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.
"Recognized Organization" means, in respect of a Vessel an organization representing that Vessel's flag state and, for the purposes of Clause 23.31 (Poseidon Principles), duly authorized to determine whether the relevant Borrower has complied with regulation 22A of Annex VI.
"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks in relation to LIBOR as either:
(a)	if:
(i)	the Reference Bank is a contributor to the applicable Screen Rate; and
(ii)	it consists of a single figure,
the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or
(b)	in any other case, the rate at which the relevant Reference Bank could fund itself in the relevant currency for the relevant period with reference to the unsecured wholesale funding market.
"Reference Banks" means, in relation to LIBOR, the principal London offices of the banks, which have an investment grade rating for their long-term unsecured and non-credit-enhanced debt obligations, such rating to be given by Standard & Poor's Rating Services or Fitch Ratings Ltd or Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency, as may be appointed by the Agent (in consultation with the Borrowers).

"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
"Relevant Documents" means the Finance Documents, the MOAs, any Charter, the Management Agreements and each Borrower's constitutional documents.
"Relevant Market" means the London interbank market.
"Relevant Jurisdiction" means, in relation to an Obligor:
(a)	its Original Jurisdiction;
(b)	any jurisdiction where any asset subject to or intended to be subject to a Security Document to be executed by it is situated;
(c)	any jurisdiction where it conducts its business; and
(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.
"Repayment Date" means each date for payment of a Repayment Instalment in accordance with Clause 6 (Repayment).
"Repayment Instalment" means any instalment of the Loan to be repaid by the Borrowers under Clause 6 (Repayment).
"Repeating Representations" means each of the representations set out in Clause 20.1.1 (Status) to Clause 20.1.6 (Governing law and enforcement) and Clause 20.1.10 (No default) to Clause 20.1.19 (Pari passu ranking).
"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
"Requisition Compensation" means all compensation or other money which may from time to time be payable to a Borrower as a result of a Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).
"Sanctions" means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered or enacted and/or enforced by any Sanctions Authority.
"Sanctions Authority" means the United Kingdom, the European Union, the member states of the European Union, the Norwegian State, the United Nations, the United States of America and any authority, official institution or agency acting on behalf of any of them in connection with Sanctions.
"Sanctions Event" means:

(a)	a breach by an Obligor of any obligations under Clause 23,26 (Sanctions); or
(b)	an Obligor is or becomes a Prohibited Person.
"Sanctions List" means any list of persons or entities published in connection with Sanctions by or on behalf of any Sanctions Authority.
"Screen Rate" means in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or the service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrowers.
"Secured Parties" means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.
"Security Documents" means the Mortgages, the Assignments, each Guarantee, the Deed of Subordination, the Account Security Deeds, the Share Securities, the Managers' Undertakings, the Master Agreement Proceeds Charge and any other Credit Support Documents or (where the context permits) any one or more of them, and any other agreement or document which may at any time be executed by any person as security for the payment of all or any part of the Indebtedness.
"Seller" means:
(a)	in respect of Vessel A and Vessel B, Maersk Tankers Singapore Pte. Ltd. of 6 Shenton Way #23-08, OUE Downtown 2, Singapore 068809;
(b)	in respect of Vessel C, Hebdol Shipping Inc of 80 Broad Street, Monrovia, Republic of Liberia; and
(c)	in respect of Vessel D, FSL-24 Pte. Ltd. of 9 Temasek Boulevard, 19-03, Suntec Tower Two, Singapore 038989.
"Share Securities" means first priority pledges of all the issued shares of the Borrowers.
"SMC" means a valid safety management certificate issued for a Vessel by or on behalf of the Administration under paragraph 13.7 of the ISM Code.
"Statement of Compliance" means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.
"Subsidiary" means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.
"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Termination Date" means:
(a)	in respect of Utilisation A, Utilisation B and Utilisation C, 30 July 2024; and
(b)	in respect of Utilisation D 30 September 2024.
"Total Assets" means, as at the date of calculation or, as the case may be, for any accounting period, the aggregate value of all assets of the Group (including, without limitation, the Vessels) included in the annual or quarterly (as the case may be) financial statements provided under Clause 21.1 (Financial statements) as "current assets" and the value of all investments (valued in accordance with GAAP) and all other tangible and intangible assets of the Group properly included in the annual or quarterly (as the case may be) financial statements provided under Clause 21.1 (Financial statements) as "fixed assets" and "other non-current assets" in accordance with GAAP.
"Total Commitments" means the aggregate of the Commitments.
"Total Debt" means, at any time during the Facility Period, the aggregate amount of the Financial Indebtedness all the members of the Group at that time as shown in the Original Guarantor's latest financial statements delivered to the Agent pursuant to Clause 21.1 (Financial statements).
"Total Loss" means:
(a)	an actual, constructive, arranged, agreed or compromised total loss of a Vessel; or
(b)	the requisition for title or compulsory acquisition of a Vessel by any government or other competent authority (other than by way of requisition for hire); or
(c)
the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture of a Vessel (not falling within (b)), unless that Vessel is released and returned to the possession of the relevant Borrower within 30 days after the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture in question.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrowers.
"Transfer Date" means, in relation to an assignment or a transfer, the later of:
(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and
(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.
"Treasury Transactions" means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

"Trust Property" means:
(a)	all benefits derived by the Security Agent from any Finance Document; and
(b)	all benefits arising under (including, without limitation, all proceeds of the enforcement of) each of the Security Documents, excluding any benefits arising solely for the benefit of the Security Agent.
"Unpaid Sum" means any sum due and payable but unpaid by any Obligor under the Finance Documents.
"US" means the United States of America.
"Utilisations" means Utilisation A, Utilisation B, Utilisation C and Utilisation D and "Utilisation" means any one of them.
"Utilisation A" means that part of the Loan, up to the Maximum Utilisation A Amount, to be advanced to the Borrowers in respect of Vessel A, or where the context permits, the amount of Utilisation A advanced and for the time being outstanding.
"Utilisation B" means that part of the Loan, up to the Maximum Utilisation B Amount, to be advanced to the Borrowers in respect of Vessel B, or where the context permits, the amount of Utilisation B advanced and for the time being outstanding.
"Utilisation C" means that part of the Loan, up to the Maximum Utilisation C Amount, to be advanced to the Borrowers In respect of Vessel C, or where the context permits, the amount of Utilisation C advanced and for the time being outstanding.
"Utilisation D" means that part of the Loan, up to the Maximum Utilisation D Amount, to be advanced to the Borrowers in respect of Vessel D, or where the context permits, the amount of Utilisation D advanced and for the time being outstanding.
"Utilisation Date" means the date on which the relevant Utilisation is advanced under Clause 5 (Advance).
"Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Utilisation Request).
"Value Adjusted Total Assets" means, at any time, Total Assets adjusted to reflect the difference between the book values of all Fleet Vessels and the aggregate Fleet Market Value of all Fleet Vessels.
"VAT" means:
(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)	any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in (a), or imposed elsewhere.
"Vessel A" means the 104,623 dwt m.v. "MAERSK JEDDAH" with IMO number 9524991 currently registered under the flag of the Republic of Singapore in the ownership of the relevant Seller and intended to be sold by the relevant Seller to Borrower A on the terms of the relevant MOA and to be registered in the ownership of Borrower A under the flag of the Marshall Islands with the name "BLUE MOON" and everything now or in the future belonging to her on board and ashore.
"Vessel B" means the 104,588 dwt m.v. "MAERSK JAMNAGAR" with IMO number 9524982 currently registered under the flag of the Republic of Singapore in the ownership of the relevant Seller and intended to be sold by the relevant Seller to Borrower B on the terms of the relevant MOA and to be registered in the ownership of Borrower B under the flag of the Marshall Islands with the name "BRIOLEITE" and everything now or in the future belonging to her on board and ashore.
"Vessel C" means the 115,577 dwt m.t. "VIRGO SUN" with IMO number 9332810 currently registered under the flag of the Republic of Liberia in the ownership of the relevant Seller and intended to be sold by the relevant Seller to Borrower C on the terms of the relevant MOA and to be registered in the ownership of Borrower C under the flag of the Marshall Islands with the name "P. FOS" and everything now or in the future belonging to her on board and ashore.
"Vessel D" means the 115,915 dwt m.t. "FSL SHANGHAI" with IMO number 9346744 currently registered under the flag of the Republic of Singapore in the ownership of the relevant Seller and intended to be sold by the relevant Seller to Borrower D on the terms of the relevant MOA and to be registered in the ownership of Borrower D under the flag of the Marshall Islands with the name "P. KIKUMA" and everything now or in the future belonging to her on board and ashore.
"Vessels" means Vessel A, Vessel B, Vessel C and Vessel D and each a "Vessel".
"Value Adjusted Equity Ratio" means the amount of the Original Guarantor's total shareholders' equity as reflected in the most recent Accounting Information adjusted by the difference between the Fleet Market Value and the book value of the Fleet Vessels divided by market value adjusted total assets, as evidenced by the latest financial statements.
"Working Capital" means the consolidated current assets minus the consolidated current liabilities (next year's instalment on long-term debt and subordinated shareholder loans shall be excluded from the current liabilities).
1.2	Construction Unless a contrary indication appears, any reference in this Agreement to:
1.2.1
any "Lender", any "Borrower", any "Guarantor", the "Arranger", the "Agent", the "Swap Provider", any "Secured Party", the "Security Agent", any "Finance Party" or any "Party" shall be construed so as to include its successors in title, permitted assignees and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;
1.2.2	"assets" includes present and future properties, revenues and rights of every description;
1.2.3
a "Finance Document", a "Security Document", a "Relevant Document" or any other agreement or instrument is a reference to that Finance Document, Security Document, Relevant Document or other agreement or instrument as amended, novated, supplemented, extended or restated from time to time;

1.2.4	a "group of Lenders" includes all the Lenders;
1.2.5
"guarantee" means (other than in Clause 19 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

1.2.6	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
1.2.7
a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

1.2.8
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

1.2.9	a provision of law is a reference to that provision as amended or re-enacted from time to time;
1.2.10	a time of day (unless otherwise specified) is a reference to London time; and
1.2.11
the determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

1.3	Headings Section, Clause and Schedule headings are for ease of reference only.
1.4
Defined terms Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.5	Default A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.
1.6	Currency symbols and definitions "$", "USD" and "dollars" denote the lawful currency of the United States of America.
1.7	Third party rights
1.7.1
Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

1.7.2	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.
1.8
Offer letter This Agreement supersedes the terms and conditions contained in any correspondence relating to the subject matter of this Agreement exchanged between any Finance Party and the Borrowers or their representatives before the date of this Agreement.

1.9	Contractual recognition of bail-in
1.9.1	In this Clause 1.9:
"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
"Bail-In Action" means the exercise of any Write-down and Conversion Powers.
"Bail-In Legislation" means:
(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)
in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.
"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.
"UK Bail-In Legislation" means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
"Write-down and Conversion Powers" means:
(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Ball-In Legislation in the EU Ball-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:
(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and
(c)	in relation to any UK Bail-In Legislation:
(i)
any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In

Legislation that are related to or ancillary to any of those powers; and
(ii)	any similar or analogous powers under that UK Bail-In Legislation.
1.9.2
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):
(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
1.10	Sanctions
1.10.1	In this Clause 1.10:
"Restricted Lender" means a Lender that notifies the Agent to the effect that the Sanctions Provisions will only apply for its benefit according to Clause 1.10.2.
"Sanctions Provisions" means the representations and warranties given in Clause 20.1.25 (Sanctions) and the undertakings given in Clause 23.26 (Sanctions).
1.10.2
The Sanctions Provisions shall only be given to a Lender the extent that the making, the receiving of the benefit of and/or, where applicable, the repetition of these representations and warranties, and the compliance with these undertakings do not result in a violation of or conflict with:

(a)
any provision of Council Regulation (EC) 2271/1996 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom; or

(b)	if applicable, section 7 of the German Foreign Trade Regulation (AuBenwirtschaftsverordnung) (in conjunction with section 4 paragraph 1 of No.3 foreign trade law (AWG) (Aul3enwirtschaftsgesetz)).
1.10.3
In connection with any amendment, waiver, determination or direction relating to any part of a Sanctions Provision of which a Restricted Lender does not have the benefit pursuant to this Clause 1.10, the Commitments of that Restricted Lender will be excluded for the purpose of determining whether the consent of the relevant Lenders has been obtained or whether the determination or direction by the relevant Lenders has been made.

1.10.4	Any amendment, waiver, determination or direction relating to any part of this Clause 1.10 will be subject to the consent of each Restricted Lender.

Section 2	The Loan
2	The Loan
2.1
Amount Subject to the terms of this Agreement, the Lenders agree to make available to the Borrowers on a joint and several basis a term loan in an aggregate amount not exceeding the Maximum Loan Amount comprising of three Utilisations each not exceeding the relevant Maximum Utilisation Amount.

2.2	Finance Parties' rights and obligations
2.2.1
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.2.2
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with Clause 2.2.3. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in the Loan or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

2.2.3	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.
3	Purpose
3.1	Purpose The Borrowers shall apply the Loan for financing part of the acquisition cost of each Vessel under the relevant MOA.
3.2	Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.
4	Conditions of Utilisation
4.1	Conditions precedent
4.1.1
The Finance Parties will only enter into this Agreement if, on or before the date of this Agreement, the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent.

4.1.2
The Lenders will only be obliged to comply with Clause 5.3 (Lenders' participation) in relation to the advance of a Utilisation if, on or before the relevant Utilisation Date, the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent, save that references in Section 2 of that Part II to "the Vessel" or to any person or document relating to a Vessel shall be deemed to relate solely to the Vessel specified in the relevant Utilisation Request or to any person or document relating to that Vessel respectively. The Agent shall notify the Borrowers and the Lenders promptly upon being so satisfied.
4.1.3
Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in Clause 4.1.2, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent
4.2.1	The Lenders will only be obliged to advance a Utilisation if on the date of the relevant Utilisation Request and on the proposed Utilisation Date:
(a)	no Default is continuing or would result from the advance of that Utilisation; and
(b)	the representations made by each Borrower and each Guarantor under Clause 20 (Representations) are true.
4.2.2
The Lenders will only be obliged to advance a Utilisation if that Utilisation will not amount to more than the relevant Maximum Utilisation Amount nor increase the Loan to a sum in excess of the Maximum Loan Amount.

4.3
Conditions subsequent  The Borrowers undertake to deliver or to cause to be delivered to the Agent within 5 days after the relevant Utilisation Date the additional documents and other evidence listed in Part II of Schedule 2 (Conditions Subsequent) (other than item (2) (Deletion by Seller) of Part II of Schedule 2 (Conditions Subsequent), which shall be delivered in respect of each Vessel by no later than 30 days from the relevant Utilisation Date and item (8) (Green passport) of Part II of Schedule 2 (Conditions Subsequent) which shall be delivered in respect of Vessel D as soon as possible upon the Agent's request provided that such green passport notification has become mandatory pursuant to any applicable law or regulation), save that references in that Part II to "the Vessel" or to any person or document relating to a Vessel shall be deemed to relate solely to the Vessel specified in the relevant Utilisation Request or to any person or document relating to that Vessel respectively.

4.4
No waiver  If the Lenders agree to advance a Utilisation to the Borrowers before all of the documents and evidence required by Clause 4.1 (Initial conditions precedent) have been delivered to or to the order of the Agent, the Borrowers undertake to deliver all outstanding documents and evidence to or to the order of the Agent no later than 30 days after the relevant Utilisation Date or such other date specified by the Agent (acting on the instructions of all the Lenders).

The advance of a Utilisation under this Clause 4.4 shall not be taken as a waiver of the Lenders' right to require production of all the documents and evidence required by Clause 4.1 (Initial conditions precedent).
4.5	Form and content All documents and evidence delivered to the Agent under this Clause shall:
4.5.1	be in form and substance acceptable to the Agent; and
4.5.2	if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.

Section 3	Utilisation
5	Advance
5.1
Delivery of a Utilisation Request  The Borrowers may request a Utilisation to be advanced by delivery to the Agent of a duly completed Utilisation Request not more than ten Business Days before the proposed Utilisation Date and not later than 11.00 am (London time) three Business Days before the proposed Utilisation Date.

5.2	Completion of a Utilisation Request A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:
5.2.1	it is signed by an authorised signatory of each Borrower;
5.2.2	the proposed Utilisation Date is a Business Day within the Availability Period; and
5.2.3	the proposed Interest Period complies with Clause 9 (Interest Periods).
5.3	Lenders' participation
5.3.1
Subject to Clauses 2 (The Loan), 3 (Purpose) and 4 (Conditions of Utilisation), each Lender shall make its participation In any Utilisation available by the relevant Utilisation Date through its Facility Office.

5.3.2	The amount of each Lender's participation in any Utilisation will be equal to the proportion borne by its Commitment to the Total Commitments.
5.4	Cancellation of Commitment The Total Commitments shall be cancelled at the end of the Availability Period to the extent that they are unutilised at that time.

Section 4	Repayment, Prepayment and Cancellation
6	Repayment
6.1	Repayment of Loan The Borrowers shall repay the Loan to the Agent for the account of the Lenders, as follows:
6.1.1
Utilisation A, by 20 consecutive quarterly instalments, the first 19 such instalments each in the sum of $518,644.51, and the 20th and final such instalment in the sum of $6,645,754.31 (comprising an instalment of $518,644.51 and a balloon payment in the sum of $6,127,109.80 ("Balloon A"));

6.1.2
Utilisation B, by 19 consecutive quarterly instalments, the first 18 such instalments each in the sum of $566,237.31, and the 19th and final such instalment in the sum of $6,307,728.42 (comprising an instalment of $566,237.31 and a balloon payment in the sum of $5,741,491.11 ("Balloon B" and together with Balloon A, the "Balloons" and each a "Balloon"));

6.1.3	Utilisation C, as follows:
(a)	if the relevant Utilization Date falls before 30 January 2020, by 19 consecutive quarterly instalments, each in the sum of $736,842.11, or
(b)	if the relevant Utilization Date falls after 30 January 2020, by 18 consecutive quarterly instalments, each in the sum of $777,777.78; and
6.1.4
Utilisation D, by 19 consecutive instalments the first 18 falling at consecutive quarterly intervals and with the nineteenth and final instalment falling due on the relevant Termination Date and each such instalment being in the sum of $631,578.95, the first such payment for Utilisation A shall be made on the date which is three Months after the relevant Utilisation Date, the following payments in respect of Utilization A shall be made at consecutive intervals of three Months thereafter, the first payment of each of Utilisation B, Utilisation C and Utilisation D shall be made on the next Repayment Date falling due for Utilisation A and subsequent instalments for each Utilisation shall fall due at consecutive intervals of three Months thereafter and the final instalment (including the relevant Balloon) in respect of each Utilisation shall fall due on the relevant Termination Date. On the Final Maturity Date, the Borrowers shall pay to the Agent all amounts outstanding or other sums (if any) then accrued or owing under any Finance Document.
6.2
Reduction of Repayment Instalments If the aggregate amount advanced to the Borrowers in respect of a Vessel is less than the relevant Maximum Utilisation Amount, the amount of each Repayment Instalment in respect of the relevant Utilisation shall be reduced pro rata to the amount actually advanced.

6.3	Reborrowing The Borrowers may not reborrow any part of a Utilisation which is repaid.

7	Illegality, Prepayment and Cancellation
7.1
Illegality If in any applicable jurisdiction it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so or if a Sanctions Event occurs:

7.1.1	that Lender shall promptly notify the Agent upon becoming aware of that event;
7.1.2	upon the Agent notifying the Borrowers, the Commitment of that Lender will be immediately cancelled; and
7.1.3
to the extent that the Lender's participation has not been transferred pursuant to Clause 37.5 (Replacement of Lender), the Borrowers shall repay that Lender's participation in the Loan on the last day of the current Interest Period or, if earlier, the date specified by the Lender in the notice delivered to the Agent and notified by the Agent to the Borrowers or, in relation to a Sanctions Event, the last day permitted by relevant Sanctions (being no earlier than the last day of any applicable grace period permitted by law).

7.2
Voluntary cancellation The Borrowers may, if they give the Agent not less than three Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $500,000) of the undrawn amount of that Utilisation. Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders rateably under that Utilisation.

7.3
Voluntary prepayment of a Utilisation The Borrowers may prepay the whole or any part of a Utilisation (but, if in part, being an amount that reduces that Utilisation by a minimum amount of $500,000 an amount which is an integral multiple of $500,000 or such lesser amount acceptable to the Agent) subject as follows:

7.3.1	they give the Agent not less than three Business Days' (or such shorter period as the Majority Lenders may agree) prior notice;
7.3.2	the Loan may only be prepaid after the last day of the Availability Period; and
7.3.3	any prepayment under this Clause 7.3 shall satisfy the obligations under Clause 6.1 (Repayment of Loan) in respect of the relevant Utilisation on a pro rata basis.
7.4	Right of cancellation and prepayment in relation to a single Lender
7.4.1	If:
(a)	any sum payable to any Lender by a Borrower or a Guarantor is required to be increased under Clause 12.2.3 (Tax gross-up); or
(b)	any Lender claims indemnification from a Borrower or a Guarantor under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

the Borrowers may, while the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and their intention to procure the repayment of that Lender's participation in the Loan.
7.4.2	On receipt of a notice referred to in Clause 7.4.1 in relation to a Lender, the Commitment(s) of that Lender shall immediately be reduced to zero.
7.4.3
On the last day of the Interest Period which ends after the Borrowers have given notice under Clause 7.4.1 in relation to a Lender (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Lender's participation in the Loan together with all interest and other amounts accrued under the Finance Documents.

7.5
Mandatory prepayment on sale or Total Loss  If a Vessel is sold by a Borrower or becomes a Total Loss, the Borrowers shall, simultaneously with any such sale or on the earlier of the date falling 180 days after any such Total Loss and the date on which the proceeds of any such Total Loss are realised, prepay the whole of the relevant Utilisation and an amount of the remaining Utilisations equal to the amount required to ensure that the VTL Coverage (as defined in Clause 18.1 (VTL Coverage) is fully complied with following such prepayment.

Any prepayment under this Clause shall satisfy the Borrowers' obligations under Clause 6.1 (Repayment of Loan) on a pro rata basis between the remaining Utilisations.
7.6
Right of cancellation in relation to a Defaulting Lender  If any Lender becomes a Defaulting Lender, the Borrowers may, at any time while the Lender continues to be a Defaulting Lender, give the Agent 30 Business Days' notice of cancellation of the Commitment of that Lender. On that notice becoming effective, the Commitment of the Defaulting Lender shall immediately be reduced to zero. The Agent shall as soon as practicable after receipt of that notice notify all the Lenders.

7.7	Mandatory Prepayment - Change of Control
If:
(a)
the Original Guarantor's Shareholder or any company controlled directly or indirectly by the Original Guarantor's Shareholder ceases to hold directly (legally and beneficially) at least 15 per cent of the issued share capital and voting rights on the Original Guarantor;

(b)
without the prior written consent of the Agent (acting on the instructions of all the Lenders) any person or group of persons acting in concert have the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors of the Original Guarantor or acquires 1/3 or more of the voting and/or common shares in the Original Guarantor other than:

(i)	the Original Guarantor's Shareholder; or

(ii)	any company controlled directly or indirectly by the Original Guarantor's Shareholder; or
(c)	the Original Guarantor ceases to be the sole shareholder of any Borrower, then:
(i)	the Borrowers shall promptly notify the Agent upon becoming aware of that event; and
(ii)	subject to:
(A)	any Lender so requiring (such a Lender, an "Outgoing Lender"); and
(B)	the Agent giving no less than 3 Business Days' notice to the Borrower, the Commitment of that Outgoing Lender will be immediately cancelled and the Borrowers shall repay within 45 days thereafter that Outgoing Lender's participation in each Utilisation.
7.8	Restrictions
7.8.1
Any notice of prepayment or cancellation given under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant prepayment or cancellation is to be made and the amount of that prepayment or cancellation.

7.8.2	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.
7.8.3	The Borrowers shall not repay, prepay or cancel all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement.
7.8.4	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.
7.8.5	The Borrowers may not reborrow any part of the Loan which is prepaid.
7.8.6	If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to the Borrowers or the affected Lender, as appropriate.

Section 5	Costs of Utilisation
8	Interest
8.1	Calculation of interest The rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:
8.1.1	Margin;
8.1.2	LIBOR; and
8.1.3	Mandatory Cost, if any.
8.2
Payment of interest shall accrue day to day, shall be calculated on the basis of the actual number of days elapsed in a 360 day year, and the Borrowers shall pay accrued interest on the Loan on the last day of each Interest Period (and, if the Interest Period is longer than three Months, on the dates falling at intervals of three Months after the first day of the Interest Period).

8.3
Default interest  If a Borrower or a Guarantor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted the Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent. Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower or the Guarantor on demand by the Agent.

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.
8.4	Notification of rates of interest The Agent shall promptly notify the Borrowers of the determination of a rate of interest under this Agreement.
9	Interest Periods
9.1	Selection of Interest Periods The Borrowers may select in a written notice to the Agent the duration of an Interest Period for the Loan subject as follows:
9.1.1	each notice is irrevocable and must be delivered to the Agent by the Borrowers not later than 11.00 a.m. on the Quotation Day;
9.1.2
if the Borrowers fail to give a notice in accordance with Clause 9.1.1, the relevant Interest Period will, subject to Clauses 9.2 (Second and subsequent Utilisations), 9.3 (Interest Periods to meet Repayment Dates) and 9.4 (Non-Business Days), be three Months;

9.1.3
subject to this Clause 9, the Borrowers may select an Interest Period of one or three Months or any other period agreed between the Borrowers and the Agent (acting on the instructions of all the Lenders);

9.1.4	an Interest Period shall not extend beyond the Termination Date; and

9.1.5
each Interest Period shall start on the Utilisation Date in respect of the first Utilisation or (if the first Utilisation is already made) on the last day of the preceding Interest Period and end on the date which numerically corresponds to the Utilisation Date in respect of the first Utilisation or the last day of the preceding Interest Period in the relevant Month.

9.2
Second and subsequent Utilisations  If the second or any subsequent Utilisation is made otherwise than on the first day of an Interest Period for the balance of the Loan, there shall be a separate initial Interest Period for that Utilisation commencing on its Utilisation Date and expiring on the final date of the then current Interest Period for the balance of the Loan.

9.3
Interest Periods to meet Repayment Dates  If an Interest Period will expire after the next Repayment Date, there shall be a separate Interest Period for a part of the Loan equal to the Repayment Instalment due on that next Repayment Date and that separate Interest Period shall expire on that next Repayment Date.

9.4
Non-Business Days  If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not)

10	Changes to the Calculation of Interest
10.1	Calculation of Reference Bank Rate
10.1.1
Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to a Reference Bank Rate but a Reference Bank does not supply a quotation by 11.00 am on the Quotation Day, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

10.1.2
If at or about noon on the Quotation Day for the relevant Interest Period LIBOR is to be determined by reference to the Reference Bank Rate and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for dollars, Clause 10.3 (Cost of funds) shall apply to the Loan for the relevant Interest Period.

10.2
Market disruption  If before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed 30% of the Loan) that the cost to it of funding its participation in the Loan from whatever source it may select would be in excess of LIBOR then Clause 10.3 (Cost of funds) shall apply to the Loan for the relevant Interest Period.

10.3	Cost of funds
10.3.1	If this Clause 10.3 applies for any Interest Period, then the rate of interest on each Lender's share of the Loan for that Interest Period shall be the percentage rate per annum which is the sum of:
(a)	the Margin; and

(b)
the rate notified to the Agent by that Lender as soon as practicable, and in any event by close of business on the date falling three Business Days after the Quotation Day (or, if earlier, on the date falling three Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan from whatever source it may reasonably select.

10.3.2
If this Clause 10.3 applies and the Agent or the Borrowers so require, the Agent and the Borrowers shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

10.3.3	Any alternative basis agreed pursuant to Clause 10.3.2 shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties.
10.3.4	If an alternative basis is not agreed pursuant to Clause 10.3.2, the rate of interest shall continue to be determined in accordance with Clause 10.3.1.
10.4
Break Costs  The Borrowers shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrowers on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

Each Lender shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.
11	Fees
11.1
Commitment Fee  The Borrowers shall pay to the Agent (for the account of the Lenders in proportion to their Commitments) a fee computed at the rate of 0.9625 per cent per annum on the daily undrawn amount of the Loan (a) in the case of Utilisation A and Utilisation B, from the earlier of (i) the date of this Agreement and (ii) 30 September 2019 until the first Utilisation Date, (b) in the case of Utilisation C, from 6 January 2020 until the Utilisation Date in respect of Utilisation C and (c) in the case of Utilisation D, from 1 April 2020 until the Utilisation Date in respect of Utilisation D.

The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period, on the Utilisation Date in respect of the final Utilisation and (on the cancelled amount of the relevant Lender's Commitment) at the time the cancellation is effective.
11.2	Arrangement fee The Borrowers shall pay to the Arranger an arrangement fee in the amount and at the times agreed in the Fee Letter.

Section 6	Additional Payment Obligations
12	Tax Gross Up and Indemnities
12.1	Definitions In this Agreement:
"Borrower DTTP Filing" means an HM Revenue & Customs' Form DTTP2 duly completed and filed by the relevant Borrower, which:
(a)
where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender's name in Schedule 1 (The Parties) and is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

(b)
where it relates to a Treaty Lender that Is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender and is filed with HM Revenue & Customs within 30 days of the relevant Transfer Date.

"Protected Party" means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
"Qualifying Lender" means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:
(a)
a Lender which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(b)	a Lender which is:
(i)	a company resident in the United Kingdom for United Kingdom tax purposes;
(ii)	a partnership each member of which is:
(A)	a company so resident in the United Kingdom; or
(B)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
(iii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(c)	a Treaty Lender.
"Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:
(a)	a company resident in the United Kingdom for United Kingdom tax purposes;
(b)	a partnership each member of which is:
(i)	a company so resident in the United Kingdom; or
(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.
"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).
"Treaty Lender" means a Lender which:
(a)	is treated as a resident of a Treaty State for the purposes of the Treaty;
(b)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected.

"Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
"UK Non-Bank Lender" means a Lender which is not an Original Lender and which gives a Tax Confirmation in the documentation which it executes on becoming a Party as a Lender.
Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.
12.2	Tax gross-up
12.2.1	Each Borrower and each Guarantor shall (and shall procure that each other Obligor will) make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
12.2.2
The Borrowers shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrowers and that Obligor.

12.2.3
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

12.2.4	A payment shall not be increased under Clause 12.2.3 by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:
(a)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(b)	the relevant Lender is a Qualifying Lender solely by virtue of (b) of the definition of Qualifying Lender and:
(i)
an officer of N.M. Revenue & Customs has given (and not revoked) a direction (a "Direction") under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment a certified copy of that Direction; and

(ii)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or
(c)	the relevant Lender is a Qualifying Lender solely by virtue of (b) of the definition of Qualifying Lender and:
(i)	the relevant Lender has not given a Tax Confirmation to the Borrowers; and
(ii)
the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Borrowers, on the basis that the Tax Confirmation would have enabled the Borrowers to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the ITA; or

(d)
the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to that Lender without the Tax Deduction had that Lender complied with its obligations under Clause 12.2.7 or Clause 12.2.8 (as applicable).

12.2.5
If an Obligor is required to make a Tax Deduction, the relevant Borrower or Guarantor shall (and, in the case of any other Obligor, the Borrowers and each Guarantor shall procure that such other Obligor will) make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

12.2.6
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower or Guarantor making that Tax Deduction shall (and, in the case of any other Obligor, the Borrowers and each Guarantor shall procure that such other Obligor will) deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.2.7
(a) Subject to (b), a Treaty Lender and each Borrower or Guarantor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Borrower or Guarantor to obtain authorisation to make that payment without a Tax Deduction.

(b)
(i) A Treaty Lender which is an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1 (The Parties); and

(ii)
a Treaty Lender which is not an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to (a).
12.2.8	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Clause 12.2.7(b) and:
(a)	a Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or
(b)	a Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:
(i)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or
(ii)	HM Revenue & Customs has not given that Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing, and in each case, that Borrower has notified that Lender in writing, that Lender and that Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.
12.2.9
If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Clause 12.2.7(b), no Borrower or Guarantor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment(s) or its participation in any Utilisation unless the Lender otherwise agrees.

12.2.10	A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.
12.2.11	A UK Non-Bank Lender shall promptly notify the Borrowers and the Agent if there is any change in the position from that set out in the Tax Confirmation.
12.3	Tax indemnity
12.3.1
Each Borrower and each Guarantor shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.
12.3.2	Clause 12.3.1 shall not apply:
(a)	with respect to any Tax assessed on a Finance Party:
(i)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or
(b)	to the extent a loss, liability or cost:
(i)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up);
(ii)	would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in Clause 12.2.4 (Tax gross-up) applied; or
(iii)	relates to a FATCA Deduction required to be made by a Party.
12.3.3
A Protected Party making, or intending to make a claim under Clause 12.3,1 shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrowers.

12.3.4	A Protected Party shall, on receiving a payment from a Borrower or a Guarantor under this Clause 12.3, notify the Agent.
12.4	Tax Credit If a Borrower or a Guarantor makes a Tax Payment and the relevant Finance Party determines that:
12.4.1	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and
12.4.2	that Finance Party has obtained and utilised that Tax Credit, that Finance Party shall pay an amount to the relevant Borrower or Guarantor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made.

12.5
Lender status confirmation  Each Lender which is not an Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

12.5.1	not a Qualifying Lender;
12.5.2	a Qualifying Lender (other than a Treaty Lender); or
12.5.3	a Treaty Lender.
If such a Lender fails to indicate its status in accordance with this Clause 12.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Borrowers). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 12.5.
12.6
Stamp taxes  The Borrowers and each Guarantor shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.7	VAT
12.7.1
All amounts expressed to be payable under a Finance Document by any Party or any Obligor to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Clause 12.7.2, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party or any Obligor under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party shall (or, where the relevant Obligor is not a Party, the Borrowers and each Guarantor shall procure that such Obligor will) pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to the recipient of such supply).

12.7.2
If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(a)
(where the Supplier Is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this Clause 12.7.2(a) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient determines relates to the VAT chargeable on that supply; and
(b)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

12.7.3
Where a Finance Document requires any Party or Obligor to reimburse or indemnify a Finance Party for any cost or expense, that Party shall (or, where the relevant Obligor is not a Party, the Borrowers and each Guarantor shall procure that such Obligor will) reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

12.7.4
Any reference in this Clause 12.7 to any Party or Obligor shall, at any time when such person is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994) or any equivalent person in any jurisdiction other than the United Kingdom.

12.7.5
In relation to any supply made by a Finance Party to any Party or Obligor under a Finance Document, if requested by such Finance Party, that Party shall (or, where the relevant Obligor is not a Party, the Borrowers and each Guarantor shall procure that such Obligor will) promptly provide such Finance Party with details of that person's VAT registration and such other information as is requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

12.8	FATCA information
12.8.1	Subject to Clause 12.8.3, each Party shall, within ten Business Days of a reasonable request by another Party:
(a)	confirm to that other Party whether it is:
(i)	a FATCA Exempt Party; or
(ii)	not a FATCA Exempt Party;
(b)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and
(c)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

12.8.2
If a Party confirms to another Party pursuant to Clause 12.8.1(a)(i) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

12.8.3
Clause 12.8.1 shall not oblige any Finance Party to do anything, and Clause 12.8.1(c) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(a)	any law or regulation;
(b)	any fiduciary duty; or
(c)	any duty of confidentiality.
12.8.4
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 12.8.1(a) or 12.8.1(b) (including, for the avoidance of doubt, where Clause 12.8.3 applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.8.5	If a Borrower is a US Tax Obligor or the Agent believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:
(a)	where a Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;
(b)	where a Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date; or
(c)	where a Borrower is not a US Tax Obligor, the date of a request from the Agent, supply to the Agent:
(i)	a withholding certificate on Form W-8 or Form W-9 or any other relevant form; or
(ii)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

12.8.6	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 12.8.5 to the Borrowers.
12.8.7
If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to Clause 12.8.5 is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrowers.

12.8.8
The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 12.8.5 or 12.8.7 without further verification. The Agent shall not be liable for any action taken by it under or in connection with Clause 12.8.5, 12.8.6 or 12.8.7.

12.9	FATCA Deduction
12.9.1
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

12.9.2
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrowers and the Agent and the Agent shall notify the other Finance Parties.

13	Increased Costs
13.1
Increased costs  Subject to Clause 13.3 (Exceptions) the Borrowers shall, within three Business Days of a demand by the Agent, pay to the Agent for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement or (iii) the implementation or application of or compliance with Basel III or CRD IV or any other law or regulation which implements Basel III, CRD IV or Basel IV (whether such implementation, application or compliance is by a government, regulator, that Finance Party or any of that Finance Party's Affiliates).

In this Agreement:
(a)	"Basel III" means:

(i)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)
the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".
(b)	"Basel IV" means any further agreements on capital requirements, a leverage ratio and liquidity standards and any further guidance published or to be published by the Basel Committee.
(c)	"CRD IV" means:
(i)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended, supplemented or restated;

(ii)
Regulation EU No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation EU No 648/2012, as amended, supplemented or restated; and

(iii)	any other law or regulation which implements Basel III.
(d)	"Increased Costs" means:
(i)	a reduction in the rate of return from the Loan or on a Finance Party's (or its Affiliate's) overall capital;
(ii)	an additional or increased cost; or
(iii)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims
13.2.1
A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrowers.

13.2.2	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.
13.3	Exceptions Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:
13.3.1	attributable to a Tax Deduction required by law to be made by a Borrower or a Guarantor;
13.3.2	attributable to a FATCA Deduction required to be made by a Party;
13.3.3	compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 but was not so compensated solely because any of the exclusions in Clause 12.3 applied);
13.3.4	compensated for by the payment of the Mandatory Cost; or
13.3.5	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.
In this Clause 13.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 12.1 (Definitions).
14	Other Indemnities
14.1
Currency indemnity If any sum due from a Borrower or a Guarantor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

14.1.1	making or filing a claim or proof against that Borrower or that Guarantor (as the case may be); or
14.1.2	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Borrower or that Guarantor (as the case may be) as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (a) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to that Secured Party at the time of its receipt of that Sum.
Each Borrower and each Guarantor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities
14.2.1	The Borrowers shall, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:
(a)	the occurrence of any Event of Default;
(b)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, Including without limitation, any cost, loss or liability arising as a result of Clause 30 (Sharing among the Finance Parties);

(c)
funding, or making arrangements to fund, its participation in a Utilisation requested by the Borrowers in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers.
14.2.2
The Borrowers shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 an "Indemnified Person") against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Encumbrance constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, a Vessel, unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person. Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this Clause 14.2 subject to Clause 1.7 (Third party rights) and the provisions of the Third Parties Act.

14.2.3	Subject to any limitations set out in Clause 14.2.2, the indemnity in that Clause shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:
(a)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or
(b)	in connection with any Environmental Claim.
14.3	Indemnity to the Agent The Borrowers shall promptly indemnify the Agent against:
14.3.1	any cost, loss or liability incurred by the Agent as a result of:

(a)	investigating any event which It believes is a Default; or
(b)	acting or relying on any notice, request or instruction which it believes to be genuine, correct and appropriately authorised; or
(e)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and
14.3.2
any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 31.11 (Disruption to payment systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.

14.4
Indemnity to the Security Agent  Each Borrower and each Guarantor jointly and severally shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

14.4.1	any failure by the Borrowers to comply with their obligations under Clause 16 (Costs and Expenses);
14.4.2	acting or relying on any notice, request or instruction which it believes to be genuine, correct and appropriately authorised;
14.4.3	the taking, holding, protection or enforcement of the Security Documents;
14.4.4	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;
14.4.5	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or
14.4.6
acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).

14.5	Indemnity survival The indemnities contained in this Agreement shall survive repayment of the Loan.
15	Mitigation by the Lenders
15.1
Mitigation  Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in all or any part of the Loan ceasing to be available or any amount becoming payable under or pursuant to any of Clause 7.1 (Illegality) except in relation to a Sanctions Event, in which case only to the extent that the Finance Party determines, in its discretion, that the mitigating actions are in compliance with

Sanctions, Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. The above does not in any way limit the obligations of any Obligor under the Finance Documents.
15.2
Limitation of liability  The Borrowers shall promptly indemnify each Finance Party for all costs and expenses incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation). A Finance Party is not obliged to take any steps under Clause 15.1 if, in its opinion, to do so might be prejudicial to it.

16	Costs and Expenses
16.1
Transaction expenses  The Borrowers shall promptly on demand pay the Agent, the Security Agent and the Arranger the amount of all costs and expenses (including legal fees) incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with:

16.1.1	the negotiation, preparation, printing, execution, syndication and perfection of this Agreement and any other documents referred to in this Agreement;
16.1.2	the negotiation, preparation, printing, execution and perfection of any other Finance Documents executed after the date of this Agreement;
16.1.3
any other document which may at any time be required by a Finance Party to give effect to any Finance Document or which a Finance Party is entitled to call for or obtain under any Finance Document; and

16.1.4	any discharge, release or reassignment of any of the Security Documents.
16.2
Amendment costs  If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 31.10 (Change of currency), the Borrowers shall, within three Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3
Agent and Security Agent's management time and additional remuneration  Any amount payable to the Agent under Clause 14.3 (Indemnity to the Agent) or to the Security Agent under Clause 14.4 (Indemnity to the Security Agent) or to either of them under this Clause 16 or Clause 27.11 (Lenders' indemnity to the Agent) shall include the cost of utilising the management time or other resources of the Agent or the Security Agent (as the case may be) and will be calculated on the basis of such daily or hourly rates as the Agent or the Security Agent may notify to the Borrowers and the Lenders, and is in addition to any other fee paid or payable to the Agent or the Security Agent.

16.4
Enforcement and preservation costs  The Borrowers shall, within three Business Days of demand, pay to each Finance Party and each other Secured Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Security Documents or enforcing those rights including (without limitation) any losses, costs and expenses which that Finance Party or other Secured Party may from time to time sustain, incur or become liable for by reason of that Finance Party or other Secured Party being mortgagee of a Vessel and/or a lender to a Borrower, or by reason of that Finance Party or other Secured Party being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of a Vessel.
16.5
Other costs The Borrowers shall, within three Business Days of demand, pay to each Finance Party and each other Secured Party the amount of all sums which that Finance Party or other Secured Party may pay or become actually or contingently liable for on account of a Borrower in connection with a Vessel (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which that Finance Party or other Secured Party may pay or guarantees which it may give in respect of the Insurances, any expenses incurred by that Finance Party or other Secured Party in connection with the maintenance or repair of a Vessel or in discharging any lien, bond or other claim relating in any way to a Vessel, and any sums which that Finance Party or other Secured Party may pay or guarantees which it may give to procure the release of a Vessel from arrest or detention.

Section 7	Accounts and Application of Earnings
17	Earnings Accounts
17.1	Earnings Accounts
17.1.1
The Borrowers shall maintain the Earnings Accounts with the Account Holder for the duration of the Facility Period free of Encumbrances and rights of set off other than those created by or under the Finance Documents.

17.1.2	No Borrower shall open any bank account except for the Earnings Accounts.
17.2	Earnings Each Borrower shall procure that all Earnings in respect of its Vessel and any Requisition Compensation in respect of its Vessel are credited to its Earnings Account.
17.3	Withdrawals
17.3.1
During the Facility Period, sums may be withdrawn from the Earnings Accounts without the prior written consent of the Security Agent, provided that no Default is continuing and no notice has been given to the Borrowers by the Agent that any sums shall not be withdrawn from the Earnings Account as a result of any Event of Default.

17.3.2	The Accounts shall not be overdrawn as a result of a withdrawal made in accordance with this Clause 17.3.
17.4	Application of Earnings Accounts The Borrowers shall transfer or cause to be transferred from the Earnings Accounts to the Agent for the account of the Lenders:
17.4.1	on each Repayment Date, the amount of the Repayment Instalment then due; and
17.4.2	on each Interest Payment Date, the amount of interest then due, and the Borrowers irrevocably authorise the Security Agent to instruct the Account Holder to make those transfers if the Borrowers fail to do so on the relevant date.
17.5
Borrowers' obligations not affected  If for any reason the amount standing to the credit of the Earnings Accounts is insufficient to pay any Repayment Instalment or to make any payment of interest when due, the Borrowers' obligation to pay that Repayment Instalment or to make that payment of interest shall not be affected.

17.6
Relocation of Earnings Accounts  On and at any time after the occurrence of a Default which is continuing, the Security Agent may without the consent of the Borrowers instruct the Account Holder to relocate either or both of the Earnings Accounts to any other branch of the Account Holder, without prejudice to the continued application of this Clause 17 and the rights of the Finance Parties under the Finance Documents.

17.7	Access to information The Security Agent (and its nominees) may from time to time during the Facility Period review the records held by the Account Holder

(whether in written or electronic form) in relation to the Earnings Accounts, and the Borrowers irrevocably waive any right of confidentiality which may exist in relation to those records.
17.8
Statements  Without prejudice to the rights of the Security Agent under Clause 17.7 (Access to information), the Borrowers shall procure that the Account Holder provides to the Security Agent, no less frequently than each calendar month during the Facility Period, statements of account (in written or electronic form) showing all entries made to the credit and debit of each of the Earnings Accounts during the immediately preceding calendar month.

18	Additional Security
18.1	VTL Coverage
18.1.1
If at any time the aggregate of the Market Value of the Vessels and the value of any additional security (such value to be the face amount of the deposit (in the case of cash), determined conclusively by appropriate advisers appointed by the Agent (in the case of other charged assets), and determined by the Agent (in all other cases)) for the time being provided to the Security Agent under this Clause 18.1 is less than 135% of the aggregate of the amount of the Loan then outstanding and the amount certified by the Swap Provider to be the amount which would be payable by the Borrowers to the Swap Provider and excluding any amount which would be payable to the Borrowers under the Master Agreement if an Early Termination Date were to occur at that time (the "VTL Coverage"), the Borrowers shall, within 30 days of the Agent's request, at the Borrowers' option:

(a)	pay to the Security Agent or to its nominee a cash deposit in the amount of the shortfall to be secured in favour of the Security Agent as additional security for the payment of the Indebtedness; or
(b)	give to the Security Agent other additional security in amount and form acceptable to the Security Agent for a value determined in accordance with the first part of this Clause 18.1.1; or
(c)	prepay the Loan in the amount of the shortfall.
Any prepayment under this Clause shall satisfy the obligations under Clause 6.1 (Repayment of Loan) on a pro rata basis first against the Utilisations and thereafter on a pro rata basis against the Repayment Instalments of each Utilisation.
18.1.2	Clauses 6.3 (Reborrowing), 7.3.3 (Voluntary prepayment of Loan) and 7.7 (Restrictions) shall apply, mutatis mutandis, to any prepayment made under this Clause 18.1.
18.1.3
If, at any time after the Borrowers have provided additional security in accordance with the Agent's request under this Clause 18.1, the Agent shall determine when testing compliance with the VTL Coverage that all or any part of that additional security may be released without resulting in a shortfall in the VTL Coverage, then, provided that no Default is continuing, the Security Agent shall effect a release of all or any part of that additional security in accordance with the Agent's instructions, but this shall be without prejudice to the Agent's right to make a further request under this Clause 18.1 should the value of the remaining security subsequently merit it.
18.2	Provision of valuations
18.2.1
The Borrowers shall provide to the Agent a valuation in evidence of the Market Value of a Vessel for the purpose of Clause 18.1 (VTL Coverage) semi-annually from the Utilisation Date in respect of that Vessel and on dates to be selected by the Agent.

18.2.2
Additionally, the Agent shall at the request of the Lenders be entitled to obtain a valuation in evidence of the Market Value of a Vessel for the purpose of Clause 18.1 (VTL Coverage) at any time and each such valuation obtained shall be at the expense of the Lenders except where the Borrowers are by means of such valuation shown to be in breach of that Clause.

18.2.3
If requested by the Agent, the Borrowers shall provide to the Agent within fifteen Business Days a second valuation issued by an Approved Shipbroker selected by the Agent and appointed by the Borrowers, and the Market Value of a Vessel shall be the arithmetic average of the two valuations by the two Approved Shipbrokers.

18.2.4
The Agent may at any time after a Default has occurred and is continuing obtain a valuation in evidence of the Market Value of a Vessel or any other vessel over which additional security has been created in accordance with Clause 18.1 (VTL Coverage).

18.2.5
All valuations referred to in this Clause 18.2, except where specified in Clause 18.2.2, and all valuations to be obtained pursuant to Clause 4 (Conditions of Utilisation) shall be obtained at the cost and expense of the Borrowers and the Borrowers shall within three Business Days of demand by the Agent pay to the Agent the amount of all such costs and expenses.

19	Guarantee and Indemnity
19.1	Guarantee and indemnity Each Guarantor irrevocably and unconditionally jointly and severally:
19.1.1	guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor's obligations under the Finance Documents;
19.1.2
undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

19.1.3
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 if the amount claimed had been recoverable on the basis of a guarantee.

19.2
Continuing Guarantee  This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3
Reinstatement  If any discharge, release or arrangement (whether In respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 19 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

19.4
Waiver of defences  The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause 19.4, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:

19.4.1	any time, waiver or consent granted to, or composition with, any Obligor or other person;
19.4.2	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor or any other member of the Group;
19.4.3
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

19.4.4	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;
19.4.5
any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;
19.4.6	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or
19.4.7	any insolvency or similar proceedings.
19.5
Guarantor intent  Without prejudice to the generality of Clause 19.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

19.6
Immediate recourse  Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.7
Appropriations  Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

19.7.1
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) In respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

19.7.2	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 19.
19.8
Deferral of Guarantors' rights  Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor shall exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19:

19.8.1	to be indemnified by an Obligor;
19.8.2	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents;

19.8.3
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

19.8.4
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 19.1 (Guarantee and indemnity);

19.8.5	to exercise any right of set-off against any Obligor; and/or
19.8.6	to claim or prove as a creditor of any Obligor in competition with any Finance Party.
If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 31 (Payment mechanics).
19.9	Additional security This guarantee is In addition to and is not In any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

Section 8	Representations, Undertakings and Events of Default
20	Representations
20.1	Representations Each Borrower and each Guarantor makes the representations and warranties set out in this Clause 20 to each Finance Party.
20.1.1	Status Each of the Obligors:
(a)	is a limited liability corporation, duly Incorporated and validly existing under the law of its Original Jurisdiction; and
(b)	has the power to own its assets and carry on its business as it is being conducted.
20.1.2	Binding obligations Subject to the Legal Reservations:
(a)	the obligations expressed to be assumed by each of the Obligors in each of the Relevant Documents to which it is a party are legal, valid, binding and enforceable obligations; and
(b)
(without limiting the generality of Clause 20.1.2(a)) each Security Document to which it is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective.

20.1.3	Non-conflict with other obligations The entry into and performance by each of the Obligors of, and the transactions contemplated by, the Relevant Documents do not and will not conflict with:
(a)	any law or regulation applicable to such Obligor;
(b)	the constitutional documents of such Obligor; or
(c)	any agreement or instrument binding upon such Obligor or any of such Obligor's assets or constitute a default or termination event (however described) under any such agreement or instrument.
20.1.4	Power and authority
(a)
Each of the Obligors has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Relevant Documents to which it is or will be a party and the transactions contemplated by those Relevant Documents.

(b)
No limit on the powers of any Obligor will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Relevant Documents to which it is a party.

20.1.5	Validity and admissibility in evidence All Authorisations required or desirable:

(a)
to enable each of the Obligors lawfully to enter into, exercise its rights and comply with its obligations in the Relevant Documents to which it is a party or to enable each Finance Party to enforce and exercise all its rights under the Relevant Documents; and

(b)	to make the Relevant Documents to which any Obligor is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect, with the exception only of the registrations referred to in Part II of Schedule 2 (Conditions Subsequent).
20.1.6	Governing law and enforcement
(a)	The choice of governing law of any Finance Document will be recognised and enforced in the Relevant Jurisdictions of each relevant Obligor.
(b)
Any judgment obtained in relation to any Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in the Relevant Jurisdictions of each relevant Obligor.

20.1.7
Insolvency  No corporate action, legal proceeding or other procedure or step described in Clause 24.1.7 (Insolvency proceedings) or creditors' process described in Clause 24.1.8 (Creditors' process) has been taken or, to the knowledge of any Borrower or any Guarantor, threatened in relation to an Obligor; and none of the circumstances described in Clause 24.1.6 (Insolvency) applies to an Obligor.

20.1.8
No filing or stamp taxes  Under the laws of the Relevant Jurisdictions of each relevant Obligor it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in any of those jurisdictions or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except registration of each Mortgage at the Ships Registry where title to the relevant Vessel is registered in the ownership of the relevant Borrower and payment of associated fees, which registrations, filings, taxes and fees will be made and paid promptly after the date of the relevant Finance Document.

20.1.9
Deduction of Tax  None of the Obligors is required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender which is:

(a)
a Qualifying Lender falling within (a) of the definition of Qualifying Lender; or, except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, a Qualifying Lender falling within (b) of the definition of Qualifying Lender; or

(b)
a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).

20.1.10	No default
(a)
No Event of Default and, on the date of this Agreement and each Utilisation Date, no Default is continuing or is likely to result from the advance of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any of the Relevant Documents,

(b)
No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on any of the Obligors or to which its assets are subject which has or is likely to have a Material Adverse Effect.

20.1.11	No misleading information Save as disclosed in writing to the Agent and the Arranger prior to the date of this Agreement:
(a)
all material information provided to a Finance Party by or on behalf of any of the Obligors on or before the date of this Agreement and not superseded before that date is accurate and not misleading in any material respect and all projections provided to any Finance Party on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied; and

(b)
all other written information provided by any of the Obligors (including its advisers) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

20.1.12	Financial statements
(a)	The Original Financial Statements were prepared in accordance with GAAP consistently applied.
(b)	The audited Original Financial Statements fairly represent the Group's financial condition and results of operations during the relevant financial year.
(c)	There has been no material adverse change in the Group's assets, business or financial condition since the date of the Original Financial Statements.
(d)	The Group's most recent financial statements delivered pursuant to Clause 21.1 (Financial statements):

(i)	have been prepared in accordance with GAAP as applied to the Original Financial Statements; and
(ii)	fairly represent its consolidated financial condition as at the end of, and its consolidated results of operations for, the period to which they relate.
(e)
Since the date of the most recent financial statements delivered pursuant to Clause 21.1 (Financial statements) there has been no material adverse change in the assets, business or financial condition of the Group.

20.1.13	No proceedings
(a)
No litigation, arbitration or administrative proceedings or investigation of or before any court, arbitral body or agency which, if adversely determined, are likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against any of the Obligors.

(b)
No judgment or order of a court, arbitral body or agency which is likely to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against any of the Obligors.

20.1.14	No breach of laws None of the Obligors has breached any law or regulation which breach has or is likely to have a Material Adverse Effect.
20.1.15	Environmental laws
(a)
Each of the Obligors and each other member of the Group is in compliance with Clause 23.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is likely to have a Material Adverse Effect.

(b)
No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any of the Obligors or any other member of the Group where that claim has or is likely, if determined against that Obligor or other member of the Group, to have a Material Adverse Effect.

20.1.16	Taxation
(a)	None of the Obligors is materially overdue in the filing of any Tax returns or is overdue in the payment of any amount in respect of Tax.
(b)	No claims or investigations are being, or are likely to be, made or conducted against any of the Obligors with respect to Taxes.

(c)	Each of the Obligors is resident for Tax purposes only in its Original Jurisdiction.
20.1.17
Anti-corruption law  Each of the Obligors and, to their knowledge, each other member of the Group and each Affiliate of any of them has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

20.1.18	No Encumbrance or Financial Indebtedness
(a)	No Encumbrance or Quasi-Security exists over all or any of the present or future assets of any of the Borrowers other than as permitted by the Finance Documents.
(b)	None of the Borrowers has any Financial Indebtedness outstanding other than as permitted by this Agreement.
20.1.19
Pari passu ranking  The payment obligations of each of the Obligors under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.1.20	No adverse consequences
(a)	It is not necessary under the laws of the Relevant Jurisdictions of any of the Obligors:
(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or
(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document, that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of the Relevant Jurisdictions of any of the Obligors.
(b)
No Finance Party Is or will be deemed to be resident, domiciled or carrying on business in any of the Relevant Jurisdictions of any of the Obligors by reason only of the execution, performance and/or enforcement of any Finance Document.

20.1.21
Disclosure of material facts  No Borrower is aware of any material facts or circumstances which have not been disclosed to the Agent and which might, if disclosed, have changed the decision of a person willing to make loan facilities of the nature contemplated by this Agreement available to the Borrowers.

20.1.22	Completeness of Relevant Documents The copies of any Relevant Documents provided or to be provided by the Borrowers to the Agent in accordance with Clause 4 (Conditions of Utilisation) are, or will be, true and accurate copies of the originals and represent, or will represent, the full agreement between the parties to those Relevant Documents in relation to the subject matter of those Relevant Documents and there are no commissions, rebates, premiums or other payments due or to become due in connection with the subject matter of those Relevant Documents other than in the ordinary course of business or as disclosed to, and approved in writing by, the Agent.
20.1.23	No immunity No Obligor or any of its assets is immune to any legal action or proceeding.
20.1.24
Money laundering  Any borrowing by a Borrower under this Agreement, and the performance of its obligations under this Agreement and under the other Finance Documents, will be for its own account and will not involve any breach by it of any law or regulatory measure relating to "money laundering" as defined in Article 1 of the Directive ((EU) 2015/849) of the European Parliament and of the Council of the European Communities.

20.1.25	Sanctions
(a)
None of the Obligors, and to the knowledge of the Obligors, no other member of the Group or any Affiliate of any of them is a Prohibited Person or is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person and none of such persons owns or controls a Prohibited Person.

(b)
No proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person or otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(c)	Each of the Obligors, and to the knowledge of the Obligors, no other member of the Group and each Affiliate of any of them is in compliance with all Sanctions.
20.2
Repetition  Each Repeating Representation Is deemed to be made by each Borrower and each Guarantor by reference to the facts and circumstances then existing on the date of each Utilisation Request, on each Utilisation Date, on the first day of each Interest Period and, in the case of those contained in Clauses 20.1.12(c) and 20.1.12(e) (Financial statements) and for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21	Information Undertakings
The undertakings in this Clause 21 remain in force for the duration of the Facility Period.
21.1	Financial statements The Original Guarantor shall supply to the Agent in sufficient copies for all of the Lenders:

21.1.1	as soon as the same become available, but in any event within 180 days after the end of each of its financial years its audited consolidated financial statements for that financial year.
21.1.2
as soon as the same become available, but in any event within 90 days after the end of each quarter during each of its financial years, the unaudited quarterly financial statements for that quarter in the form in which they were published in the relevant press release provided that such form is compliant with the requirements of the US Securities and Exchange Commission.

21.2	Compliance Certificate
21.2.1
The Original Guarantor shall supply to the Agent, with each set of its annual financial statements delivered pursuant to Clause 21.1.1 (Financial statements) and each set of its quarterly financial statements delivered pursuant to Clause 21.1.2 (Financial statements), a Compliance Certificate setting out (in detail) computations as to compliance with Clause 22 (Financial Covenants) as at the date as at which those financial statements were drawn up.

21.2.2	Each Compliance Certificate shall be signed by the chief financial officer of the Original Guarantor.
21.3	Requirements as to financial statements
Each set of financial statements delivered pursuant to Clause 21.1 (Financial statements):
21.3.1	shall be certified by a director of the Original Guarantor as fairly representing its financial condition and operations as at the date as at which those financial statements were drawn up;
21.3.2
shall be prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Agent:

(a)	a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and
(b)
sufficient information, in form and substance as may be required by the Agent, to enable the Agent to determine whether Clause 22 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

21.4	Information; miscellaneous The Original Guarantor shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):
21.4.1
at the same time as they are dispatched, copies of all documents dispatched by that Borrower to its shareholders generally (or any class of them) or dispatched by that Borrower or any other Obligor to its creditors generally (or any class of them);

21.4.2
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor and which, if adversely determined, are likely to have a Material Adverse Effect;

21.4.3	promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any Obligor and which is likely to have a Material Adverse Effect;
21.4.4
promptly, such information and documents as the Security Agent may require about the Charged Property and compliance of the Obligors with the terms of any Security Documents (including without limitation cash flow analyses and details of the operating costs of any Vessel); and

21.4.5
promptly on request, such further information regarding the financial condition, assets and operations of any Obligor or any other member of the Group (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement, any changes to management of the Group and an up to date copy of its shareholders' register (or equivalent in its Original Jurisdiction)) as any Finance Party through the Agent may request.

21.5	Notification of default
21.5.1	Each Borrower and each Guarantor shall notify the Agent of any Default and any Sanctions Event (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.
21.5.2
Promptly upon a request by the Agent, each Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default Is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.6	"Know your customer" checks
21.6.1	If:
(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(b)	any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or
(c)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of Clause 21.6.1(c), any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in Clause 21.6.1(c), on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in Clause 21.6.1(c), any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
21.6.2
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

21.6.3
The Borrowers shall, by not less than ten Business Days' prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of the intention to request that any other member of the Group becomes an Additional Guarantor pursuant to Clause 26 (Changes to the Obligors).

21.6.4
Following the giving of any notice pursuant to Clause 21.6.3, if the accession of such Additional Guarantor obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrowers shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such member of the Group to this Agreement as an Additional Guarantor.

22	Financial Covenants
22.1	Minimum liquidity The Original Guarantor shall maintain throughout the Facility Period an aggregate amount of (a) Cash and (b) Cash Equivalents not less than the higher of:
22.1.1	(a) $8,000,000 at all times during the Facility Period plus (b) $1,000,000 per tanker Fleet Vessel (other than the Vessels), if any; and
22.1.2	7.5% of the Total Debt.
22.2	Minimum working capital The Original Guarantor shall maintain Working Capital greater than zero dollars throughout the Facility Period.
22.3	Minimum Equity Ratio The Original Guarantor shall maintain a Value Adjusted Equity Ratio at a minimum of 35%.
23	General Undertakings
The undertakings in this Clause 22.1 remain in force for the duration of the Facility Period.
23.1	Authorisations Each Borrower and each Guarantor shall promptly:
23.1.1	obtain, comply with and do all that is necessary to maintain in full force and effect; and
23.1.2	supply certified copies to the Agent of,
any Authorisation required under any law or regulation of a Relevant Jurisdiction to:
(a)	enable any Obligor to perform its obligations under the Finance Documents to which it is a party;
(b)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and
(c)	enable any Obligor to carry on its business where failure to do so has or is likely to have a Material Adverse Effect.
23.2	Compliance with laws
23.2.1
Each Borrower and each Guarantor shall comply (and shall procure that each other Obligor, each other member of the Group and each Affiliate of any of them will comply), in all respects with all laws to which it may be subject, if (except as regards Sanctions, to which Clause 23.2.2 applies, and anti-corruption laws, to which Clause 23.5 applies) failure so to comply has or is likely to have a Material Adverse Effect.

23.2.2
Each Borrower and each Guarantor shall comply (and shall procure that each other Obligor, each other member of the Group and each Affiliate of any of them will comply) in all respects with all Sanctions.

23.3	Environmental compliance
Each Borrower and each Guarantor shall:
23.3.1	comply with all Environmental Laws;
23.3.2	obtain, maintain and ensure compliance with all requisite Environmental Approvals; and
23.3.3	implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is likely to have a Material Adverse Effect.
23.4	Environmental Claims
Each Borrower and each Guarantor shall promptly upon becoming aware of the same, inform the Agent in writing of:
23.4.1	any Environmental Claim against any of the Obligors or any other member of the Group which is current, pending or threatened; and
23.4.2	any facts or circumstances which are likely to result in any Environmental Claim being commenced or threatened against any of the Obligors or any other member of the Group, where the claim, if determined against that Obligor or other member of the Group, has or is likely to have a Material Adverse Effect.
23.5	Anti-corruption law
23.5.1
Each Borrower and each Guarantor shall not (and, should they be aware of it, shall procure that no other Obligor or no other member of the Group will) directly or indirectly use the proceeds of the Loan for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

23.5.2	Each Borrower and each Guarantor shall (and, should they be aware of it, shall procure that each other Obligor and each other member of the Group will):
(a)	conduct its businesses in compliance with applicable anti-corruption laws; and
(b)	maintain policies and procedures designed to promote and achieve compliance with such laws.
23.6	Taxation
23.6.1
Each Borrower and each Guarantor shall (and shall procure that each other Obligor and each other member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith;
(b)
adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 21.1 (Financial statements); and

(c)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not likely to have a Material Adverse Effect.
23.6.2	Neither any Borrower nor any Guarantor may (and no other Obligor or other member of the Group may) change its residence for Tax purposes.
23.7
Evidence of good standing  Each Borrower and each Guarantor will from time to time, if applicable and if requested by the Agent, provide the Agent with evidence in form and substance satisfactory to the Agent that each Obligor and each corporate shareholder of an Obligor (other than the Original Guarantor) remains in good standing.

23.8
Pari passu ranking  Each Borrower and each Guarantor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

23.9	Negative pledge
In this Clause 23.9 "Quasi-Security" means an arrangement or transaction described in Clause 23.9.2.
Except as permitted under Clause 23.9.3:
23.9.1	None of the Borrowers shall create nor permit to subsist any Encumbrance over any of its assets.
23.9.2	None of the Borrowers shall:
(a)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;
(b)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(c)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(d)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.
23.9.3	Clauses 23.9.1 and 23.9.2 do not apply to any Encumbrance or (as the case may be) Quasi-Security, which is a Permitted Encumbrance.
23.10	Disposals
23.10.1
Except as permitted under Clause 23.10.2, none of the Borrowers shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

23.10.2	Clause 23.10.1 does not apply to any sale, lease, transfer or other disposal which is a Permitted Disposal or any time charter or contract of employment in respect of a Vessel, which is not a Charter.
23.11	Arm's length basis
23.11.1	Except as permitted under Clause 23.11.2, none of the Borrowers shall enter into any transaction with any person except on arm's length terms and for full market value.
23.11.2
The following transactions shall not be a breach of this Clause 23.11: fees, costs and expenses payable under the Relevant Documents in the amounts set out in the Relevant Documents delivered to the Agent under Clause 4.1 (Initial conditions precedent) or agreed by the Agent.

23.12	Merger None of the Borrowers shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.
23.13	Change of business None of the Borrowers shall make any substantial change to the general nature of its business from that carried on at the date of this Agreement.
23.14	No other business None of the Borrowers shall engage in any business other than the ownership, operation, chartering and management of the relevant Vessel.
23.15	No acquisitions None of the Borrowers shall acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or incorporate a company.
23.16	No Joint Ventures None of the Borrowers:
23.16.1	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or
23.16.2
transfer any assets or lend to or guarantee or give an indemnity for or give security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

23.17	No borrowings None of the Borrowers shall incur or allow to remain outstanding any Financial Indebtedness (except for the Loan).
23.18	No substantial liabilities Except in the ordinary course of business, none of the Borrowers shall incur any liability to any third party which is in the Agent's opinion of a substantial nature.
23.19	No loans or credit None of the Borrowers shall be a creditor in respect of any Financial Indebtedness.
23.20	No guarantees or indemnities No Borrower shall incur or allow to remain outstanding any guarantee in respect of any obligation of any person.
23.21	No dividends
23.21.1	Each Borrower may:
(a)
declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve;
(c)	pay any management, advisory or other fee to or to the order of any of the shareholders of the Original Guarantor;
(d)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so; or
(e)	issue any new shares in its share capital or resolve to do so,
Provided that no Event of Default has occurred, or would occur as a result of any action referred to in Clause 23.21.1 (a) to (e) above.
23.21.2	The Original Guarantor may:
(a)
declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve;
(c)	pay any management, advisory or other fee to or to the order of any of the shareholders of the Original Guarantor;
(d)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so,
Provided that:
(i)	the cash balances of the Original Guarantor (as evidenced by the latest financial statements) following any action referred to in Clause 23.21.2 (a) to (d) above shall not be less than the higher of (A) $8,000,000 and (B) 12.5% of the Total Debt; and
(ii)	no Event of Default has occurred, or would occur as a result of any action referred to in Clause 23.21.2 (a) to (d) above.
23.22	People with significant control regime Each Borrower and each Guarantor shall (and shall procure that each other Obligor will):
23.22.1
within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of any Security Document; and

23.22.2	promptly provide the Security Agent with a copy of that notice.
23.23	Inspection of records Each Borrower and each Guarantor will permit the inspection of its financial records and accounts from time to time by the Agent or its nominee.
23.24
No change in Relevant Documents  Neither any Borrower nor any Guarantor shall (and the Borrowers shall procure that no other will) amend, vary, novate, supplement, supersede, waive or terminate any term of, any of the Relevant Documents which are not Finance Documents, or any other document delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) or Clause 4.3 (Conditions subsequent),

23.25	Further assurance
23.25.1
Each Borrower and each Guarantor shall (and shall procure that each other Obligor will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):

(a)
to perfect any Encumbrance created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Encumbrance over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(b)
to confer on the Security Agent or confer on the Finance Parties an Encumbrance over any property and assets of that Borrower (or that other Obligor or that other member of the Group as the case may be) located in any jurisdiction equivalent or similar to the Encumbrance intended to be conferred by or pursuant to the Security Documents; and/or

(c)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents.
23.25.2
Each Borrower and each Guarantor shall (and shall procure that each other Obligor and each other member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Encumbrance conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

23.26	Sanctions
23.26.1
Each Borrower and each Guarantor shall (and, should they be aware of it, shall procure that the other members of the Group shall) have implemented and maintain in effect policies and procedures designed to promote and ensure compliance by them and their respective directors, officers, employees with Sanctions and anti-corruption laws and regulations.

23.26.2
The Borrowers will not request any utilisation of the Loan and they will not use (and, should they be aware of it, shall procure that no other member of the Group, nor its or their respective directors or officers use) the proceeds of the Loan for the purpose of funding, financing or facilitating any activities, business or transaction of or with any a Prohibited Person or otherwise in violation of any Sanctions.

23.26.3
Each Borrower and each Guarantor shall (and, should they be aware of it, shall procure that each other Obligor and each other member of the Group shall) comply with all Sanctions and anti-corruption laws and regulations and are not engaged in any activity that constitutes or could reasonably be expected to result in a Sanctions Event.

23.27
No dealings with Master Agreement  No Borrower shall assign, novate or encumber or in any other way transfer any of its rights or obligations under the Master Agreement, nor enter into any interest rate exchange or hedging agreement with anyone other than the Swap Provider.

23.28	US listing
The Original Guarantor shall remain listed in the New York Stock Exchange (NASDAQ) throughout the Facility Period.
23.29	Charter-in tonnage
The Original Guarantor and its Subsidiaries shall not charter-in tonnage any Vessel without the prior consent of the Lenders.
23.30	Green scrapping
23.30.1	Each Borrower shall use endeavours (including the implementation of internal policies) to ensure that any scrapping of its Vessel is carried out in accordance with the Hong Kong Convention and the IMO Convention for the Safe and Environmentally Sound Recycling of Ships.
23.30.2
Each Borrower shall obtain and maintain a green passport notification (based on the inventory of hazardous materials) for its Vessel from the relevant classification society on or prior to the relevant Utilisation Date, other than in respect of Vessel D for which Borrower D shall obtain and maintain a green passport notification as soon as possible upon the Agent's request following the Utilisation Date relating to Vessel D provided that such green passport notification has become mandatory pursuant to any applicable law or regulation.

23.31
Poseidon Principles

The Borrowers shall, upon the request of a Finance Party and at the cost of the Borrowers, on or before 31st July in each year, supply or procure the supply to Agent of all information necessary in order for a Finance Party to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, together with a Carbon Intensity and Climate Alignment Certificate in each case relating to the Vessels for the preceding year provided always that no Finance Party shall publicly disclose such information with the identity of the Vessel without the prior written consent of the Borrowers. For the avoidance of doubt, such information shall be "Confidential Information" for the purposes of Clause 38.1 (Confidential Information) but each Borrower acknowledges that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Finance Party's portfolio climate alignment.

23.32
Subordination of shareholder loans  The Borrowers shall subordinate any shareholder loans and/or intercompany borrowings to the Loan and shall procure that they are given on terms and conditions acceptable to the Agent.

24	Events of Default
24.1	Events of Default Each of the events or circumstances set out in this Clause 24.1 is an Event of Default.
24.1.1	Non-payment An Obligor does not pay on the due date any amount payable by it under a Finance Document at the place at and in the currency in which it is expressed to be payable unless:
(a)	its failure to pay is caused by:
(i)	administrative or technical error; or
(ii)	a Disruption Event; and
(b)	payment is made within two Business Days of its due date.
24.1.2	Other specific obligations
(a)	Any requirement of Clause 22 (Financial Covenants) is not satisfied.

(b)
An Obligor does not comply with any obligation in a Finance Document relating to the Insurances or with Clause 7.5 (Mandatory prepayment on sale or Total Loss) or with Clause 18.1 (Additional security).

24.1.3	Other obligations
(a)	An Obligor does not comply with any provision of a Finance Document (other than those referred to in Clause 24.1.1 (Non-payment) and Clause 24.1.2 (Other specific obligations).
(b)
No Event of Default under this Clause 24.1.3 will occur if the failure to comply is capable of remedy and is remedied within ten Business Days of the earlier of (i) the Agent giving notice to the Borrowers and (ii) the Borrowers becoming aware of the failure to comply.

24.1.4
Misrepresentation  Any representation or statement made or deemed to be made by an Obligor in any Finance Document or any other document delivered by or on behalf of an Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

24.1.5	Cross default
(a)	Any Financial Indebtedness of an Obligor is not paid when due nor within any originally applicable grace period.
(b)	Any Financial Indebtedness of an Obligor is declared to be, or otherwise becomes, due and payable prior to its specified maturity as a result of an event of default (however described).
(c)	Any commitment for any Financial Indebtedness of an Obligor is cancelled or suspended by a creditor of an Obligor as a result of an event of default (however described).
(d)	Any creditor of an Obligor becomes entitled to declare any Financial Indebtedness of an Obligor due and payable prior to its specified maturity as a result of an event of default (however described).
(e)
No Event of Default will occur under this Clause 24.1.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within (a) to (f) is less than $10,000,000 (or its equivalent in any other currency or currencies).

24.1.6	Insolvency
(a)	An Obligor:
(i)	is unable or admits inability to pay its debts as they fall due;
(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	suspends or threatens to suspend making payments on any of its debts; or
(iv)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.
(b)	The value of the assets of an Obligor is less than its liabilities (taking into account contingent and prospective liabilities).
(c)	A moratorium is declared in respect of any indebtedness of an Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.
24.1.7	Insolvency proceedings Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(a)
the suspension of payments, a moratorium of any indebtedness, winding-up,dissolution, administration, bankruptcy or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of an Obligor;

(b)	a composition, compromise, assignment or arrangement with any creditor of an Obligor;
(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, trustee or other similar officer in respect of an Obligor or any of its assets; or
(d)	enforcement of any Encumbrance over any assets of an Obligor, or any analogous procedure or step is taken in any jurisdiction.
This Clause 24.1.7 shall not apply to (i) any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement or (ii) any arrest or detention of a Vessel from which that Vessel is released within 14 days from the date of that arrest or detention.
24.1.8
Creditors' process  Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of an Obligor and is not discharged within 30 days.

24.1.9	Unlawfulness and invalidity
(a)
It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Encumbrance created or expressed to be created or evidenced by the Security Documents ceases to be effective.

(b)
Any obligation or obligations of any Obligor under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)
Any Finance Document ceases to be in full force and effect or any Encumbrance created or expressed to be created or evidenced by the Security Documents ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

24.1.10	Cessation of business An Obligor ceases, or threatens to cease, to carry on all or a substantial part of its business except as a result of a Permitted Disposal,
24.1.11
Expropriation  The authority or ability of an Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to an Obligor or any of its assets,

24.1.12	Repudiation and rescission of agreements
(a)	An Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document.
(b)
Subject to Clause 24.1.12(c), any party to any of the Relevant Documents that is not a Finance Document rescinds or purports to rescind or repudiates or purports to repudiate that Relevant Document in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents,

(c)
Any of the Management Agreements is terminated, cancelled or otherwise ceases to remain in full force and effect at any time prior to its contractual expiry date and is not immediately replaced by a similar agreement in form and substance satisfactory to the Majority Lenders.

24.1.13	Conditions subsequent Any of the conditions referred to in Clause 4.3 (Conditions subsequent) is not satisfied within the time required by the Agent.
24.1.14
Revocation or modification of Authorisation  Any Authorisation of any governmental, judicial or other public body or authority which is now, or which at any time during the Facility Period becomes, necessary to enable any of the Obligors or any other person (except a Finance Party) to comply with any of their obligations under any Relevant Document is not obtained, is revoked, suspended, withdrawn or withheld, or is modified in a manner which the Agent considers is, or may be, prejudicial to the interests of any Finance Party, or ceases to remain in full force and effect.

24.1.15	Reduction of capital A Borrower reduces its authorised or issued or subscribed capital.

24.1.16
Challenge to registration  The registration of a Vessel or a Mortgage is contested or becomes void or voidable or liable to cancellation or termination, or the validity or priority of a Mortgage is contested.

24.1.17
War  The country of registration of a Vessel becomes involved in war (whether or not declared) or civil war or is occupied by any other power and the Agent considers that, as a result, the security conferred by any of the Security Documents is materially prejudiced.

24.1.18
Master Agreement termination  A notice is given by the Swap Provider under section 6(a) of the Master Agreement, or by any person under section 6(b)(iv) of the Master Agreement, in either case designating an Early Termination Date for the purpose of the Master Agreement, or the Master Agreement is for any other reason terminated, cancelled, suspended, rescinded, revoked or otherwise ceases to remain in full force and effect.

24.1.19	Notice of determination A Guarantor gives notice to the Security Agent to determine any obligations under the relevant Guarantee.
24.1.20
Litigation  Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or threatened, or any judgment or order of a court, arbitral body or agency is made, in relation to the Relevant Documents or the transactions contemplated in the Relevant Documents or against (a) an Obligor or its assets which have, or has, or are, or is, likely to have a Material Adverse Effect, or (b) any other member of the Group or its assets which have, or has a Material Adverse Effect.

24.1.21	Material adverse change Any event or circumstance occurs which the Majority Lenders believe has or is likely to have a Material Adverse Effect.
24.1.22
Group impact  Any event or circumstance of those referred to in Clauses 24.1.5 (Cross default), 24.16 (Insolvency), 24.1.7 (Insolvency proceedings), 24.1.8 (Creditors' process), 24.1.10 (cessation of business) and 24.1.12 (Expropriation) occurs in respect of a member of the Group which the Majority Lenders believe has a significant impact on the financial status of the Group.

24.2	Acceleration On and at any time after the occurrence of an Event of Default the Agent may, and shall if so directed by the Majority Lenders:
24.2.1	by notice to the Borrowers:
(a)	cancel the Total Commitments, at which time they shall immediately be cancelled;
(b)
declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loan be payable on demand, at which time it shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or
24.2.2	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

Section 9	Changes to Parties
25	Changes to the Lenders
25.1	Assignments and transfers by the Lenders Subject to this Clause 25, a Lender (the "Existing Lender") may:
25.1.1	assign any of its rights; or
25.1.2	transfer by novation any of its rights and obligations,
under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").
25.2	Conditions of assignment or transfer
25.2.1
An Existing Lender must consult with the Borrowers days before it may make an assignment or transfer in accordance with Clause 25.1 (Assignments and transfers by the Lenders) unless the assignment or transfer is:

(a)	to another Lender or an Affiliate of any Lender;
(b)	to a fund which is a Related Fund of that Existing Lender; or
(c)	made at a time when an Event of Default is continuing.
25.2.2	An assignment will only be effective on:
(a)
receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (In form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it had been an Original Lender; and

(b)
performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

25.2.3	A transfer will only be effective if the procedure set out in Clause 25.5 (Procedure for transfer) is complied with.
25.2.4	If:
(a)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and
(b)	as a result of circumstances existing at the date the assignment, transfer or change occurs, a Borrower or a Guarantor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs),
then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This Clause 25.2.4 shall not apply:
(c)	in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Loan; or
(d)
in relation to Clause 12.2 (Tax gross-up), to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with Clause 12.2.7(b)(ii) (Tax gross-up) if the Borrower making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender.

25.2.5
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders In accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

25.3	Assignment or transfer fee
25.3.1	Subject to Clause 25.3.2, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $10,000.
25.3.2	No fee is payable pursuant to Clause 25.3.1 if:
(a)	the Agent agrees that no fee is payable; or
(b)	the assignment or transfer is made by an Existing Lender:
(i)	to an Affiliate of that Existing Lender;
(ii)	to a fund which is a Related Fund of that Existing Lender; or
(iii)	in connection with primary syndication of the Loan.
25.4	Limitation of responsibility of Existing Lenders
25.4.1	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(a)	the legality, validity, effectiveness, adequacy or enforceability of the Relevant Documents or any other documents;
(b)	the financial condition of any Obligor;
(c)	the performance and observance by any Obligor or any other member of the Group of its obligations under the Relevant Documents or any other documents; or
(d)	the accuracy of any statements (whether written or oral) made in or in connection with any of the Relevant Documents or any other document, and any representations or warranties implied by law are excluded.
25.4.2	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(a)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and each other member of the Group and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any of the Relevant Documents; and

(b)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and each other member of the Group and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

25.4.3	Nothing in any Finance Document obliges an Existing Lender to:
(a)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or
(b)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Relevant Documents or otherwise.
25.5	Procedure for transfer
25.5.1
Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) a transfer is effected in accordance with Clause 25.5.3 when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 25.2.2(b), as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

25.5.2
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender,

25.5.3	Subject to Clause 25.9 (Pro rata interest settlement), on the Transfer Date:
(a)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each Borrower and each Guarantor and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

(b)
each Borrower and each Guarantor and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Borrower and that Guarantor and the New Lender have assumed and/or acquired the same in place of that Borrower and that Guarantor and the Existing Lender;

(c)
the Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(d)	the New Lender shall become a Party as a "Lender".
25.6	Procedure for assignment
25.6.1
Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with Clause 25.6.3 when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 25.6.2, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

25.6.2
The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.
25.6.3	Subject to Clause 25.9 (Pro rata interest settlement), on the Transfer Date:
(a)
the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of any Encumbrance created or expressed to be created or evidenced by the Security Documents and expressed to be the subject of the assignment in the Assignment Agreement;

(b)
the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of any Encumbrance created or expressed to be created or evidenced by the Security Documents); and

(c)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.
25.6.4
Lenders may utilise procedures other than those set out in this Clause 25.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 25.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 25.2 (Conditions of assignment or transfer).

25.7
Copy of Transfer Certificate or Assignment Agreement to Borrowers  The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrowers a copy of that Transfer Certificate or Assignment Agreement.

25.8
Security over Lenders' rights  In addition to the other rights provided to Lenders under this Clause 25, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Encumbrances in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

25.8.1	any charge, assignment or other Encumbrance to secure obligations to a federal reserve or central bank; and
25.8.2
any charge, assignment or other Encumbrance granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Encumbrance shall:

(a)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Encumbrance for the Lender as a party to any of the Finance Documents; or

(b)
require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

25.9	Pro rata interest settlement
25.9.1
If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 25.5 (Procedure for transfer) or any assignment pursuant to Clause 25.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at intervals of six Months after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:
(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and
(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 25.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

25.9.2	In this Clause 25.9 references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees.
25.9.3
An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 25.9 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

26	Changes to the Obligors
26.1	No assignment or transfer by Obligors No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents,
26.2	Additional Guarantors
26.2.1	Subject to compliance with the provisions of Clauses 21.6.3 and 21.6.4 ("Know your customer" checks), the Borrowers may request that any member of the Group become a Guarantor.
26.2.2	A member of the Group shall become an Additional Guarantor if:
(a)	the Borrowers and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Deed; and
(b)
the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) and, if applicable, Part II of Schedule 2 (Conditions Subsequent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

26.2.3
The Agent shall notify the Borrowers and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) and, if applicable, Part II of Schedule 2 (Conditions Subsequent).

26.2.4
Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in Clause 26.2.3, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

26.3	Resignation of a Guarantor
26.3.1	The Borrowers may request that a Guarantor ceases to be a Guarantor by delivering to the Agent a resignation letter if all the Lenders have consented to the resignation of that Guarantor.
26.3.2	The Agent shall accept a resignation letter and notify the Borrowers and the Lenders of its acceptance if:
(a)	the Borrowers have confirmed that no Default is continuing or would result from the acceptance of the resignation letter; and
(b)	no payment is due from any Guarantor under Clause 19.1 (Guarantee and Indemnity).
26.4	Repetition of Representations
Delivery of an Accession Deed constitutes confirmation by the relevant member of the Group that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

Section 10	The Finance Parties
27	Role of the Agent, the Security Agent and the Arranger
27.1	Appointment of the Agent
27.1.1
Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents and each of the Arranger, the Lenders and the Agent appoints the Security Agent to act as its security agent for the purpose of the Security Documents.

27.1.2
Each of the Arranger and the Lenders authorises the Agent and each of the Arranger, the Lenders and the Agent authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent or the Security Agent (as the case may be) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.1.3
The Swap Provider appoints the Security Agent to act as its security agent for the purpose of the Security Documents and authorises the Security Agent to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Security Documents together with any other incidental rights, powers, authorities and discretions.

27.1.4
Except in Clause 27.14 (Replacement of the Agent) or where the context otherwise requires, references in this Clause 27 to the "Agent" shall mean the Agent and the Security Agent individually and collectively and references in this Clause 27 to the "Finance Documents" or to any "Finance Document" shall not include the Master Agreement.

27.2	Instructions
27.2.1	The Agent shall:
(a)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(i)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and
(ii)	in all other cases, the Majority Lenders; and
(b)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with Clause 27.2.1(a).
27.2.2
The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.
27.2.3
Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

27.2.4
The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

27.2.5	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.
27.2.6
The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This Clause 27.2.6 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Finance Documents or the enforcement of the Finance Documents.

27.3	Duties of the Agent
27.3.1	The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
27.3.2	Subject to Clause 27.3.3, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.
27.3.3	Without prejudice to Clause 25.7 (Copy of Transfer Certificate or Assignment Agreement to Borrowers), Clause 27.3.1 shall not apply to any Transfer Certificate or any Assignment Agreement.
27.3.4	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
27.3.5	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.
27.3.6	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the

Agent, the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.
27.3.7	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it Is expressed to be a party (and no others shall be implied).
27.4	Role of the Arranger Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.
27.5	No fiduciary duties
27.5.1	Subject to Clause 27.12 (Trust) which relates to the Security Agent only, nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.
27.5.2	Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.
27.6
Business with Obligors and the Group  The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Borrower, any other Obligor or its Affiliate and any other member of the Group.

27.7	Rights and discretions of the Agent
27.7.1	The Agent may:
(a)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(b)	assume that:
(i)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and
(ii)	unless it has received notice of revocation, that those instructions have not been revoked; and
(iii)	rely on a certificate from any person:
(A)	as to any matter of fact or circumstance which might be expected to be within the knowledge of that person; or
(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of (A), may assume the truth and accuracy of that certificate.
27.7.2	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders or security agent for the Finance Parties (as the case may be)) that:
(a)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Events of Default));
(b)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and
(c)	any notice or request made by the Borrowers (other than a Utilisation Request) is made on behalf or and with the consent and knowledge of all the Obligors.
27.7.3	The Agent may engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts.
27.7.4
Without prejudice to the generality of Clause 27.7.3 or Clause 27.7.5, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its opinion deems this to be desirable.

27.7.5
The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

27.7.6	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:
(a)	be liable for any error of judgment made by any such person; or
(b)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person, unless such error or such loss was directly caused by the Agent's gross negligence or wilful misconduct.
27.7.7	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it believes it has received as agent under this Agreement.
27.7.8	Without prejudice to the generality of Clause 27.7.7, the Agent:
(a)	may disclose; and

(b)	on the written request of the Borrowers or the Majority Lenders shall, as soon as reasonably practicable, disclose, the identity of a Defaulting Lender to the Borrowers and to the other Finance Parties.
27.7.9
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

27.7.10
The Agent is not obliged to disclose to any Finance Party any details of the rate notified to the Agent by any Lender or the identity of any such Lender for the purpose of Clause 10.2 (Market Disruption),

27.7.11
Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

27.8	Responsibility for documentation Neither the Agent nor the Arranger is responsible or liable for:
27.8.1
the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Relevant Document or the transactions contemplated in the Finance Documents;

27.8.2
the legality, validity, effectiveness, adequacy or enforceability of any Relevant Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Relevant Document; or

27.8.3
any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

27.9	No duty to monitor The Agent shall not be bound to enquire:
27.9.1	whether or not any Default has occurred;
27.9.2	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or
27.9.3	whether any other event specified in any Finance Document has occurred.
27.10	Exclusion of liability
27.10.1	Without limiting Clause 27.10.2 (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the

Agent) the Agent shall not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:
(a)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or any Encumbrance created or expressed to be created or evidenced by the Security Documents, unless directly caused by its gross negligence or wilful misconduct;

(b)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, any Encumbrance created or expressed to be created or evidenced by the Security Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or any Encumbrance created or expressed to be created or evidenced by the Security Documents;

(c)	any shortfall which arises on the enforcement or realisation of the Trust Property; or
(d)
without prejudice to the generality of Clauses 27.10.1(a), 27.10.1(b) and 27.10.1(c), any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(i)	any act, event or circumstance not reasonably within its control; or
(ii)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.
27.10.2
No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Relevant Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.7 (Third Party Rights) and the provisions of the Third Parties Act.

27.10.3
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose,

27.10.4	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:
(a)	any "know your customer" or other checks in relation to any person;
(b)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender, on behalf of any Lender and each Lender confirms to the Agent and the Arranger that It is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.
27.10.5
Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document or any Encumbrance created or expressed to be created or evidenced by the Security Documents shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

27.11	Lenders' indemnity to the Agent
27.11.1
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent and every Receiver and Delegate, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the relevant Agent's, Receiver's or Delegate's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 31,11 (Disruption to payment systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) In acting as Agent, Receiver or Delegate under, or exercising any authority conferred under, the Finance

Documents (unless the relevant Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).
27.11.2	Subject to Clause 27.11.3, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to Clause 27.11.1
27.11.3	Clause 27.11.2 shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor.
27.12
Trust  The Security Agent agrees and declares, and each of the other Finance Parties acknowledges, that, subject to the terms and conditions of this Clause 27.12, the Security Agent holds the Trust Property on trust for the Finance Parties absolutely. Each of the other Finance Parties agrees that the obligations, rights and benefits vested in the Security Agent shall be performed and exercised in accordance with this Clause 27.12. The Security Agent shall have the benefit of all of the provisions of this Agreement benefiting it in its capacity as security agent for the Finance Parties, and all the powers and discretions conferred on trustees by the Trustee Act 1925 (to the extent not inconsistent with this Agreement). In addition:

27.12.1
the Security Agent and any Delegate may indemnify itself or himself out of the Trust Property against all liabilities, costs, fees, damages, charges, losses and expenses sustained or incurred by it or him In relation to the taking or holding of any of the Trust Property or in connection with the exercise or purported exercise of the rights, trusts, powers and discretions vested in the Security Agent or any Delegate by or pursuant to the Security Documents or in respect of anything else done or omitted to be done in any way relating to the Security Documents;

27.12.2
the other Finance Parties acknowledge that the Security Agent shall be under no obligation to insure any property nor to require any other person to insure any property and shall not be responsible for any loss which may be suffered by any person as a result of the lack or insufficiency of any insurance;

27.12.3	the Finance Parties agree .that the perpetuity period applicable to the trusts declared by this Agreement shall be the period of 125 years from the date of this Agreement;
27.12.4
the Security Agent shall not be liable for any failure, omission, or defect in perfecting the security constituted or created by any Finance Document including, without limitation, any failure to register the same in accordance with the provisions of any of the documents of title of any Obligor to any of the assets thereby charged or effect or procure registration of or otherwise protect the security created by any Security Document under any registration laws in any jurisdiction and may accept without enquiry such title as any Obligor may have to any asset;

27.12.5
the Security Agent shall not be under any obligation to hold any title deed, Finance Document or any other documents in connection with the Finance Documents or any other documents in connection with the property charged by any Finance Document or any other such security in its own possession or to take any steps to protect or preserve the same, and may permit any Obligor to retain all such title deeds, Finance Documents and other documents in its possession; and
27.12.6
save as otherwise provided in the Finance Documents, all moneys which under the trusts therein contained are received by the Security Agent may be placed on deposit in the name of or under the control of the Security Agent at such bank or institution (including the Security Agent) and upon such terms as the Security Agent may think fit pending application of those moneys in accordance with Clause 28 (Application of Proceeds).

The provisions of Part I of the Trustee Act 2000 shall not apply to the Security Agent or the Trust Property.
27.13	Resignation of the Agent
27.13.1	The Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Finance Parties and the Borrowers.
27.13.2
Alternatively the Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders (after consultation with the Borrowers) may appoint a successor Agent.

27.13.3
If the Majority Lenders have not appointed a successor Agent in accordance with Clause 27.13.2 within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrowers) may appoint a successor Agent.

27.13.4
If the Agent wishes to resign because it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under Clause 27.13.3, the Agent may (if it concludes that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 27 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties.

27.13.5
The retiring Agent shall, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing Its functions as Agent under the Finance Documents. The Borrowers shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

27.13.6	The Agent's resignation notice shall only take effect upon the appointment of a successor and (in the case of the Security Agent) the transfer of all the Trust Property to that successor.
27.13.7
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 27.13.5) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) and this Clause 27 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

27.13.8
The Agent shall resign in accordance with Clause 27.13.2 (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to Clause 27.13.3) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(a)
the Agent fails to respond to a request under Clause 12.8 (FATCA information) and a Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(b)
the information supplied by the Agent pursuant to Clause 12.8 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(c)	the Agent notifies the Borrowers and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) a Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Borrower or that Lender, by notice to the Agent, requires it to resign.
27.14	Replacement of the Agent
27.14.1	After consultation with the Borrowers, the Majority Lenders may, by giving 30 days' notice to the Agent replace the Agent by appointing a successor Agent.
27.14.2
The retiring Agent shall (at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its function as Agent under the Finance Documents.

27.14.3
The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 27.14.2 but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) and this Clause 27 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

27.14.4	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
27.15	Confidentiality
27.15.1
In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

27.15.2	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.
27.16	Relationship with the Lenders
27.16.1
Subject to Clause 25.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(a)	entitled to or liable for any payment due under any Finance Document on that day; and
(b)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.
27.16.2
Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or dispatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 33.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 33.2 (Addresses) and Clause 33.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.
27.17
Credit appraisal by the Lenders  Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Relevant Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Relevant Document including but not limited to:

27.17.1	the financial condition, status and nature of each Obligor and each other member of the Group;
27.17.2
the legality, validity, effectiveness, adequacy or enforceability of any Relevant Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Relevant Document;

27.17.3
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Relevant Document, the transactions contemplated by the Relevant Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of under or in connection with any Relevant Document; and

27.17.4
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any Encumbrance created or expressed to be created or evidenced by the Security Documents or the existence of any Encumbrance affecting the Charged Property.

27.18
Reference Banks  If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrowers) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

27.19
Agent's management time  Any amount payable to the Agent under Clause 14.3 (Indemnity to the Agent), Clause 14.4 (Indemnity to the Security Agent), Clause 16 (Costs and expenses) and Clause 27.11 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such daily or hourly rates as the Agent may notify to the Borrowers and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 11 (Fees).

27.20
Deduction from amounts payable by the Agent  If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28	Application of Proceeds
28.1
Order of application  Subject to Clause 28.2 (Prospective liabilities), all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any Encumbrance created or expressed to be created under the Security Documents (for the purposes of this Clause 28, the "Recoveries") shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 28), in the following order;

28.1.1	in discharging any sums owing to the Security Agent, any Receiver or any Delegate;
28.1.2
in payment of all costs and expenses incurred by the Agent or any Secured Party in connection with any realisation or enforcement of any Encumbrance created or expressed to be created under the Security Documents taken in accordance with the terms of this Agreement; and

28.1.3	in payment to the Agent for application in accordance with Clause 31.5 (Partial payments),
28.2
Prospective liabilities  Following enforcement of any Encumbrance created or expressed to be created under the Security Documents the Security Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later application under Clause 28.1 (Order of application) in respect of:

28.2.1	any sum to the Security Agent, any Receiver or any Delegate; and
28.2.2	any part of the Indebtedness, that the Security Agent considers, in each case, might become due or owing at any time in the future.
28.3
Investment of proceeds  Prior to the application of the proceeds of the Recoveries in accordance with Clause 28.1 (Order of application) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Security Agent's discretion in accordance with the provisions of this Clause 28.

28.4	Currency conversion
28.4.1
For the purpose of, or pending the discharge of, any part of the Indebtedness the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

28.4.2	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.
28.5	Permitted deductions The Security Agent shall be entitled, in its discretion:
28.5.1
to set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it Is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

28.5.2
to pay all Taxes which may be assessed against it in respect of any of the Trust. Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

28.6	Good discharge
28.6.1
Any payment to be made in respect of the Indebtedness by the Security Agent may be made to the Agent on behalf of the Finance Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

28.6.2
The Security Agent is under no obligation to make the payments to the Agent under Clause 28.6.1 in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

29	Conduct of Business by the Finance Parties
No provision of this Agreement will:
29.1	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
29.2	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
29.3	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
30	Sharing among the Finance Parties
30.1
Payments to Finance Parties  If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 31 (Payment Mechanics) (a "Recovered Amount") and applies that amount to a payment due under the Finance Documents then:

30.1.1	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;
30.1.2	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and
30.1.3
the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.5 (Partial payments).

30.2
Redistribution of payments  The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 31.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

30.3
Recovering Finance Party's rights  On a distribution by the Agent under Clause 30.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

30.4	Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:
30.4.1
each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

30.4.2	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.
30.5	Exceptions
30.5.1
This Clause 30 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

30.5.2
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(a)	it notified that other Finance Party of the legal or arbitration proceedings; and

(b)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

Section 11	Administration
31	Payment Mechanics
31.1
Payments to the Agent  On each date on which an Obligor or a Lender is required to make a payment under a Finance Document (other than the Master Agreement), that Obligor or that Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

Payment shall be made to such account in the principal financial centre of the country of that currency specifies.
31.2
Distributions by the Agent  Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to an Obligor) and Clause 31.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency.

31.3
Distributions to an Obligor  The Agent may (with the consent of an Obligor or in accordance with Clause 32 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4	Clawback and pre-funding
31.4.1
Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

31.4.2
Unless Clause 31.4.3 applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

31.4.3
If the Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(a)	the Borrower to whom that sum was made available shall on demand refund it to the Agent; and
(b)
the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

31.5	Partial payments
31.5.1
If the Agent or the Security Agent (as applicable) receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents (other than the Master Agreement), the Agent or the Security Agent (as applicable) shall apply that payment towards the obligations of that Obligor under the Finance Documents (other than the Master Agreement) in the following order:

(a)	in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;
(b)	in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;
(c)	in or towards payment pro rata of any principal due but unpaid under this Agreement; and
(d)	in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
provided that any part of the Indebtedness arising out of the Master Agreement shall be satisfied on a pari passu basis with any repayment of the principal of the Loan.
31.5.2	The Agent shall, if so directed by the Majority Lenders and the Swap Provider, vary the order set out in Clauses 31.5.1(b) to 31.5.1(d).
31.5.3	Clauses 31.5.1 and 31.5.2 will override any appropriation made by an Obligor.
31.6	No set-off by Obligors All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
31.7
Business Days  Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
31.8	Currency of account
31.8.1	Subject to Clauses 31.8.2 to 31.8.5, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.
31.8.2	A repayment or payment of all or part of the Loan or an Unpaid Sum shall be made in the currency in which the Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.
31.8.3	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.
31.8.4	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
31.8.5	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.
31.9
Control account  The Agent shall open and maintain on its books a control account in the names of the Borrowers showing the advance of the Loan and the computation and payment of interest and all other sums due under this Agreement. The Borrowers' obligations to repay the Loan and to pay interest and all other sums due under this Agreement shall be evidenced by the entries from time to time made in the control account opened and maintained under this Clause 31.9 and those entries will, in the absence of manifest error, be conclusive and binding.

31.10	Change of currency
31.10.1	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(a)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrowers); and

(b)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent.

31.10.2
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

31.11	Disruption to payment systems etc. If either the Agent determines that a Disruption Event has occurred or the Agent is notified by the Borrowers that a Disruption Event has occurred:
31.11.1
the Agent may, and shall if requested to do so by the Borrowers, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Loan as the Agent may deem necessary in the circumstances;

31,11.2
the Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in Clause 31.11.1 if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to any such changes;

31.11.3
the Agent may consult with the Finance Parties in relation to any changes mentioned in Clause 31.11.1 but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

31.11.4
any such changes agreed upon by the Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 37 (Amendments and Waivers);

31.11.5
the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 31.11; and

31.11.6	the Agent shall notify the Finance Parties of all changes agreed pursuant to Clause 31.11.4.
32	Set-Off
32.1
Set-off  A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.2
Master Agreement rights  The rights conferred on the Swap Provider by this Clause 32 shall be in addition to, and without prejudice to or limitation of, the rights of netting and set off conferred on the Swap Provider by the Master Agreement.

33	Notices
33.1	Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

33.2
Addresses  The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

33.2.1	in the case of each Borrower, that identified with its name below;
33.2.2	in the case of each Original Guarantor, that identified with its name below;
33.2.3	in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party;
33.2.4	in the case of the Swap Provider, that identified with its name below; and
33.2.5	in the case of the Agent or the Security Agent, that identified with its name below, or any substitute address, fax number, or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.
33.3	Delivery Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:
33.3.1	if by way of fax, when received in legible form; or
33.3.2	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;
and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.
Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or the Security Agent's signature below (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose).
All notices from or to an Obligor (save in respect of the Master Agreement) shall be sent through the Agent.
Any communication or document which becomes effective, in accordance with this Clause 33.3, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.
33.4	Notification of address and fax number Promptly upon changing its address or fax number, the Agent shall notify the other Parties.
33.5	Electronic communication
33.5.1	Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:
(a)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and
(b)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.
33.5.2
Any such electronic communication to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

33.5.3
Any such electronic communication made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.

33.5.4
Any electronic communication which becomes effective, in accordance with Clause 33.5.3, after 5.00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

33.5.5	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available In accordance with this Clause 33.5.
33.6	Use of websites
33.6.1
Each Borrower may satisfy its obligations under this Agreement to deliver any information in relation to those Lenders (the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Borrowers and the Agent (the "Designated Website") if:

(a)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;
(b)	both the Borrowers and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and
(c)	the information is in a format previously agreed between the Borrowers and the Agent.
If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Borrowers accordingly and each Borrower shall at its own cost supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event each Borrower shall at its own cost supply the Agent with at least one copy in paper form of any information required to be provided by it.
33.6.2	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrowers and the Agent.
33.6.3	Each Borrower shall promptly upon becoming aware of its occurrence notify the Agent If:
(a)	the Designated Website cannot be accessed due to technical failure;
(b)	the password specifications for the Designated Website change;
(c)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;
(d)	any existing information which has been provided under this Agreement and posted onto the Designated Website Is amended; or
(e)	that Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If a Borrower notifies the Agent under Clause 33.6.3(a) or Clause 33.6.3(e), all information to be provided by a Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.
33.6.4
Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. Each Borrower shall at its own cost comply with any such request within ten Business Days.

33.7	English language Any notice given under or in connection with any Finance Document must be in English. All other documents provided under or in connection with any Finance Document must be:
33.7.1	in English; or
33.7.2
if not in English, and if so required by the Agent, accompanied by a certified English translation and, In this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34	Calculations and Certificates
34.1
Accounts  In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Agent pursuant to Clause 31.9 (Control account) are prima facie evidence of the matters to which they relate.

34.2
Certificates and determinations  Any certification or determination by the Agent of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3	Day count convention Any interest, commission or fee accruing under a Finance
Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.
35	Partial Invalidity
If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
36	Remedies and Waivers
No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.
37	Amendments and Waivers
37.1	Required consents
37.1.1
Subject to Clause 37.2 (Exceptions) any term of the Finance Documents (other than the Master Agreement) may be amended or waived only with the consent of the Majority Lenders and the Borrowers and any such amendment or waiver will be binding on all Parties.

37.1.2	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37.
37.1.3
Without prejudice to the generality of Clauses 27.7.3, 27.7.4 and 27.7.5 (Rights and discretions of the Agent), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

37.1.4	Clause 25.9.3 (Pro rata Interest settlement) shall apply to this Clause 37.
37.2	Exceptions
37.2.1
Subject to Clause 37.3 (Replacement of Screen Rate), an amendment, waiver or (in the case of a Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);
(b)	an extension to the date of payment of any amount under the Finance Documents;
(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;
(d)	an increase in any Commitment, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably;
(e)	a change to a Borrower or a change to a Guarantor other than in accordance with Clause 26 (Changes to the Obligors);
(f)	any provision which expressly requires the consent of all the Lenders;
(g)
Clause 2.2 (Finance Parties' rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 7.1 (Illegality), Clause 7.5 (Mandatory prepayment on sale or Total Loss), Clause 25 (Changes to the Lenders), Clause 26 (Changes to the Obligors), this Clause 37, Clause 42 (Governing Law) or Clause 43.1 (Jurisdiction of English courts);

(h)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:
(i)	any Guarantee;
(ii)	the Charged Property; or
(iii)	the manner in which the proceeds of enforcement of the Security Documents are distributed; or
(i)
the release of any Guarantee or of any Encumbrance created or expressed to be created or evidenced by the Security Documents unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of any Encumbrance created or expressed to be created or evidenced by the Security Documents where such sale or disposal is expressly permitted under this Agreement or any other Finance Document;

shall not be made, or given, without the prior consent of all the Lenders.

37.2.2
An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or the Arranger (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent or, as the case may be, the Arranger.

37.3	Replacement of Screen Rate
37.3.1	In this Clause 37.3:
"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.
"Replacement Benchmark" means a benchmark rate which is:
(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:
(i)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or
(ii)	any Relevant Nominating Body,
and if replacements have, at the relevant time, been formally designated, nominated or recommended under both (i) and (ii), the "Replacement Benchmark" will be the replacement under (ii);
(b)	in the opinion of the Majority Lenders and the Borrowers, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to that Screen Rate; or
(c)	in the opinion of the Majority Lenders and the Borrowers, an appropriate successor to a Screen Rate.
37.3.2	Subject to Clause 37.2.2 (Exceptions), any amendment or waiver which relates to:
(a)	providing for the use of a Replacement Benchmark; and
(b)
(i)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;
(ii)
enabling that Replacement Benchmark to be used for the calculation of Interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(iii)	implementing market conventions applicable to that Replacement Benchmark;
(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or
(v)
adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrowers.
37.4	Excluded Commitments
If:
37.4.1
any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within five Business Days of that request being made; or

37.4.2	any Lender which is not a Defaulting Lender fails to respond to such a request,
(unless, In either case, the Borrowers and the Agent agree to a longer time period in relation to any request):
(a)
its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
37.5	Replacement of Lender
37.5.1 If:
(a)	any Lender becomes a Non-Consenting Lender (as defined in Clause 37.5.4); or
(b)	a Borrower or any other Obligor becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay additional amounts pursuant to Clause 12.2 (Tax gross-up),

Clause 12.3 (Tax Indemnity) or Clause 13.1 (Increased costs) to any Lender, then the Borrowers may, on ten Business Days' prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrowers (a "Replacement Lender"), which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 25 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loan and all accrued interest (to the extent that the Agent has not given a notification under Clause 25.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.
37.5.2	The replacement of a Lender pursuant to this Clause 37.5 shall be subject to the following conditions:
(a)	the Borrowers shall have no right to replace the Agent or Security Agent;
(b)	neither the Agent nor the Lender shall have any obligation to the Borrowers to find a Replacement Lender;
(c)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 15 days after the date on which that Lender is deemed a Non-Consenting Lender;
(d)	in no event shall the Lender replaced under this Clause 37.5 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and
(e)
the Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 37.5.1 once it is satisfied that It has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.

37.5.3
A Lender shall perform the checks described in Clause 37.5.2(e) as soon as reasonably practicable following delivery of a notice referred to in Clause 37.5.1 and shall notify the Agent and the Borrowers when it is satisfied that it has complied with those checks.

37.5.4	In the event that:
(a)	the Borrowers or the Agent (at the request of the Borrowers) have requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;
(b)	the consent, waiver or amendment in question requires the approval of all the Lenders; and
(c)
Lenders whose Commitments aggregate more than 51 per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 51 per cent of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a "Non-Consenting Lender".
37.6	Disenfranchisement of Defaulting Lenders
37.6.1	For so long as a Defaulting Lender has any Commitment, in ascertaining:
(a)	the Majority Lenders; or
(b)	whether:
(i)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or
(ii)	the agreement of any specified group of Lenders,
has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender's Commitment will be reduced by the amount of its participation in the Loan it has failed to make available and, to the extent that that reduction results in that Defaulting Lender's Commitment being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of (i) and (ii).
37.6.2	For the purposes of this Clause 37.6, the Agent may assume that the following Lenders are Defaulting Lenders:
(a)	any Lender which has notified the Agent that it has become a Defaulting Lender;
(b)	any Lender in relation to which it is aware that any of the events or circumstances referred to in (a), (b) or (c) of the definition of "Defaulting Lender" has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

37.7	Replacement of a Defaulting Lender
37.7.1
The Borrowers may, at any time a Lender has become and continues to be a Defaulting Lender, by giving ten Business Days' prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrowers (a "Replacement Lender") which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 25 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(a)
in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loan and all accrued interest (to the extent that the Agent has not given a notification under Clause 25.9 (Pro rata interest settlement), Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(b)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Borrowers and which does not exceed the amount described in (a).
37.7.2	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 37.7 shall be subject to the following conditions:
(a)	the Borrowers shall have no right to replace the Agent or Security Agent;
(b)	neither the Agent nor the Defaulting Lender shall have any obligation to the Borrowers to find a Replacement Lender;
(c)	the transfer must take place no later than 15 days after the notice referred to in Clause 37.7.1;
(d)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and
(e)
the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to 37.7.1 once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

37.7.3
The Defaulting Lender shall perform the checks described in Clause 37.7.2(e) as soon as reasonably practicable following delivery of a notice referred to in Clause 37,7.1 and shall notify the Agent and the Borrowers when it is satisfied that it has complied with those checks.

38	Confidentiality
38.1
Confidential Information  Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 38.2 (Disclosure of Confidential Information) and Clause 38.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

38.2	Disclosure of Confidential Information Any Finance Party may disclose:
38.2.1
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 38.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

38.2.2	to any person:
(a)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(b)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(c)
appointed by any Finance Party or by a person to whom Clause 38.2.2(a) or 38.2.2(b) applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under Clause 27.16.2 (Relationship with the Lenders));

(d)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clause 38.2.2(a) or 38.2.2(b);

(e)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(f)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;
(g)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 25.8 (Security over Lenders' rights);
(h)	who is a Party; or
(i)	with the consent of the Borrowers;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:
(i)
in relation to Clauses 38.2.2(a), 38.2.2(b) and 38.2.2(c), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(ii)
in relation to Clause 38.2.2(d), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(iii)
in relation to Clauses 38.2.2(e), 38.2.2(f) and 38.2.2(g), the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

38.2.3
to any person appointed by that Finance Party or by a person to whom Clause 38.2.2(a) or 38.2.2(b) applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 38.2.3 if the service provider to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking; and
38.2.4
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors.

38.3	Disclosure to numbering service providers
38.3.1
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Loan and/or one or more Obligors the following information:

(a)	names of Obligors;
(b)	country of domicile of Obligors;
(c)	place of incorporation of Obligors;
(d)	date of this Agreement;
(e)	Clause 42 (Governing law);
(f)	the names of the Agent and the Arranger;
(g)	date of each amendment and restatement of this Agreement;
(h)	amount of Total Commitments;
(i)	currencies of the Loan;
(j)	type of Loan;
(k)	ranking of the Loan;
(l)	Termination Date;
(m)	changes to any of the information previously supplied pursuant to (a) to (i); and
(n)	such other information agreed between such Finance Party and that Obligor, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.
38.3.2
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Loan and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

38.3.3	Each Borrower represents that none of the information set out in Clauses 38.3.1(a) to 38.3.1(n) is, nor will at any time be, unpublished price-sensitive information.
38.3.4	The Agent shall notify the Borrowers and the other Finance Parties of:
(a)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Loan and/or one or more Obligors; and
(b)	the number or, as the case may be, numbers assigned to this Agreement, the Loan and/or one or more Obligors by such numbering service provider.
38.4
Entire agreement  This Clause 38 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

38.5
Inside information  Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

38.6	Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:
38.6.1
of the circumstances of any disclosure of Confidential Information made pursuant to Clause 38.2.2(e) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and

38.6.2	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 38.
38.7	Continuing obligations The obligations in this Clause 38 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:
38.7.1
the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

38.7.2	the date on which such Finance Party otherwise ceases to be a Finance Party.
39	Disclosure of Lender Details by Agent
39.1	Supply of Lender details to Borrowers The Agent shall provide to the Borrowers within seven Business Days of a request by the Borrowers (but no more frequently than once per calendar month) a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the transmission of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.
39.2	Supply of Lender details at Borrowers' direction
39.2.1	The Agent shall, at the request of the Borrowers, disclose the Identity of the Lenders and the details of the Lenders' Commitments to any:
(a)
other Party or any other person if that disclosure is made to facilitate, in each case, a refinancing of the Financial Indebtedness arising under the Finance Documents or a material waiver or amendment of any term of any Finance Document; and

(b)	Obligor.
39.2.2
Subject to Clause 39.2.3, the Borrowers shall procure that the recipient of information disclosed pursuant to Clause 39.2.1 shall keep such information confidential and shall not disclose it to anyone and shall ensure that all such information is protected with security measures and a degree of care that would apply to the recipient's own confidential information.

39.2.3
The recipient may disclose such information to any of its officers, directors, employees, professional advisers, auditors and partners as it shall consider appropriate if any such person is informed in writing of its confidential nature, except that there shall be no such requirement to so inform if that person is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by duties of confidentiality in relation to the information.

39.3	Supply of Lender details to other Lenders
39.3.1
If a Lender (a "Disclosing Lender") indicates to the Agent that the Agent may do so, the Agent shall disclose that Lender's name and Commitment to any other Lender that is, or becomes, a Disclosing Lender.

39.3.2	The Agent shall, if so directed by the Requisite Lenders, request each Lender to indicate to it whether it is a Disclosing Lender.
39.4	Lender enquiry If any Lender believes that any entity is, or may be, a Lender and:
39.4.1	that entity ceases to have an Investment Grade Rating; or
39.4.2	an Insolvency Event occurs in relation to that entity,

the Agent shall, at the request of that Lender, indicate to that Lender the extent to which that entity has a Commitment.
39.5	Lender details definitions In this Clause 39:
"Investment Grade Rating" means, in relation to an entity, a rating for its long-term unsecured and non-credit-enhanced debt obligations of BBB- or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency.
"Requisite Lenders" means a Lender or Lenders whose Commitments aggregate 15 per cent (or more) of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated 15 per cent (or more) of the Total Commitments immediately prior to that reduction).
40	Counterparts
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.
41	Joint and Several Liability
41.1
Nature of liability  The representations, warranties, covenants, obligations and undertakings of the Borrowers contained in this Agreement shall be joint and several so that each Borrower shall be jointly and severally liable with all the Borrowers for all of the same and such liability shall not in any way be discharged, impaired or otherwise affected by:

41.1.1	any forbearance (whether as to payment or otherwise) or any time or other Indulgence granted to any other Borrower or any other Obligor under or in connection with any Finance Document;
41.1.2	any amendment, variation, novation or replacement of any other Finance Document;
41.1.3	any failure of any Finance Document to be legal valid binding and enforceable in relation to any other Borrower or any other Obligor for any reason;
41.1.4	the winding-up or dissolution of any other Borrower or any other Obligor;
41.1.5	the release (whether in whole or in part) of, or the entering into of any compromise or composition with, any other Borrower or any other Obligor; or
41.1.6	any other act, omission, thing or circumstance which would or might, but for this provision, operate to discharge, impair or otherwise affect such liability.
41.2
No rights as surety  Until the Indebtedness has been unconditionally and irrevocably paid and discharged in full, each Borrower agrees that it shall not, by virtue of any payment made under this Agreement on account of the Indebtedness or by virtue of any enforcement by a Finance Party of its rights under this Agreement or by virtue of any relationship between, or transaction involving, the relevant Borrower and any other Borrower or any other Obligor:

41.2.1	exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by a Finance Party or any other person; or
41.2.2	exercise any right of contribution from any other Borrower or any other Obligor under any Finance Document; or
41.2.3	exercise any right of set-off or counterclaim against any other Borrower or any other Obligor; or
41.2.4	receive, claim or have the benefit of any payment, distribution, security or indemnity from any other Borrower or any other Obligor; or
41.2.5
unless so directed by the Agent (when the relevant Borrower will prove in accordance with such directions), claim as a creditor of any other Borrower or any other Obligor in competition with any Finance Party and each Borrower shall hold in trust for the Finance Parties and forthwith pay or transfer (as appropriate) to the Agent any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in Fact received by it.

Section 12	Governing Law and Enforcement
42	Governing Law
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
43	Enforcement
43.1	Jurisdiction of English courts
43.1.1
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute"). Each Party agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

43.1.2
Notwithstanding Clause 43.1.1, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, any Finance Party may take concurrent proceedings in any number of jurisdictions.

43.2	Service of process
43.2.1	Without prejudice to any other mode of service allowed under any relevant law, each Borrower and each Guarantor:
(a)
irrevocably appoints Ince Process Agents Limited of Aldgate Tower, 2 Leman Street, London E18QN, England, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify that Borrower or that Guarantor (as the case may be) of the process will not invalidate the proceedings concerned.
43.2.2
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process or terminates its appointment as agent for service of process, the relevant Borrower or relevant Guarantor (as the case may be) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1
The Parties
Part I
The Original Lenders
Name of Original Lender	Commitment	Treaty Passport scheme reference number and jurisdiction of residence (if applicable)
Nordea Bank Abp, filial i Norge

Schedule 2
Part I
Initial Conditions Precedent
1	Obligors
(a)
Constitutional documents Copies of the constitutional documents of each Obligor together with such other evidence as the Agent may require that each Obligor is duly incorporated in its country of Incorporation and remains in existence with power to enter into, and perform its obligations under, the Relevant Documents to which it is or is to become a party.

(b)	Certificates of good standing A certificate of good standing in respect of each Obligor (if such a certificate can be obtained).
(c)
Board resolutions A copy of a resolution of the board of directors of each Obligor (other than the Original Guarantor) and a copy of a resolution of the executive committee of the board of directors of the Original Guarantor:

(i)	approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party and resolving that it execute those Relevant Documents; and
(ii)	authorising a specified person or persons to execute those Relevant Documents (and all documents and notices to be signed and/or dispatched under those documents) on its behalf.
(d)	Copy passports A copy of the passport of each person actually executing any of the Relevant Documents pursuant to the resolutions referred to in (c).
(e)
Shareholder resolutions A copy of a resolution signed by all the holders of the issued shares in each Obligor (other than the Original Guarantor), approving the terms of, and the transactions contemplated by, the Relevant Documents to which that Obligor is a party.

(f)	Officer's certificates An original certificate of a duly authorised officer of each Obligor:
(i)	certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect;
(ii)
setting out the names of (a) the directors and officers of that Obligor and (b) the shareholders of that Obligor (other than the Original Guarantor) and the proportion of shares held by each shareholder; and

(iii)	confirming that borrowing or guaranteeing or securing, as appropriate, the Loan would not cause any borrowing, guarantee, security or similar limit binding on that Obligor to be exceeded.

(g)
Evidence of registration Where such registration is required or permitted under the laws of the relevant jurisdiction, evidence that the names of the directors, officers and shareholders of each Obligor are duly registered in the companies registry or other registry in the country of incorporation of that Obligor.

(h)
Powers of attorney The original notarially attested and legalised power of attorney of each of the Obligors under which the Relevant Documents to which it is or is to become a party are to be executed or transactions undertaken by that Obligor.

2	Security and related documents
(a)
Security Documents The Guarantee, the Account Security Deeds, the Share Securities, the Deed of Subordination and any other Credit Support Documents, together with all other documents required by any of them, including, without limitation, (i) all notices of charge and evidence that those notices will be duly acknowledged by the recipients and (ii) (pursuant to the Share Securities) all share certificates, certified copy share registers or registers of members, transfer forms, proxy forms, letters of resignation and letters of undertaking.

(b)	Mandates Such duly signed forms of mandate, and/or other evidence of the opening of the Earnings Accounts, as the Security Agent may require.
(c)	No disputes The written confirmation of the Borrowers that there is no dispute under any of the Relevant Documents as between the parties to any such document.
(d)
Account Holder's confirmation The written confirmation of the Account Holder that the Accounts have been opened with the Account Holder and to its actual knowledge are free from Encumbrances other than as created by or pursuant to the Security Documents and rights of set off in favour of the Account Holder as account holder.

(e)	Master Agreement The Master Agreement.
(f)	Other Relevant Documents Copies of each of the Relevant Documents not otherwise comprised in the documents listed in this Part I of Schedule 2.
3	Legal opinions
The following legal opinions, each addressed to the Agent, or confirmation satisfactory to the Agent that such opinions will be given:
(a)	a legal opinion of Stephenson Harwood LLP, legal advisers to the Agent as to English law substantially in the form distributed to the Lenders prior to signing this Agreement;
(b)	a legal opinion of the following legal advisers to the Agent:
(i)	Ince & Co as to Marshall Islands law; and
(ii)	BAHR as to Norwegian law.

4	Other documents and evidence
(a)	Process agent Evidence that any process agent referred to in Clause 43.2 (Service of process) and any process agent appointed under any other Finance Document has accepted its appointment.
(b)
Other Authorisations A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant. Document or for the validity and enforceability of any Relevant Document.

(c)	Financial statements A copy of each of the Original Financial Statements.
(d)
Fees The Fee Letter and evidence that the fees, costs and expenses then due from the Borrowers under Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the relevant Utilisation Date.

(e)
"Know your customer" documents Such documentation and other evidence as is requested by the Agent in order for the Lenders to comply with all necessary "know your customer" or similar identification procedures in relation to the transactions contemplated in the Finance Documents.

Part II
Utilisation Conditions Precedent
1	Obligors
(a)
Officer's certificate  If required, a certificate signed by a duly authorised officer of the relevant Borrower confirming that none of the documents and evidence delivered to the Agent pursuant to Part I of Schedule 2 has been amended, modified or revoked in any way since its delivery to the Agent.

(b)	Certificates of good standing A certificate of good standing in respect of the relevant Borrower (if such a certificate can be obtained).
(c)
Shareholder resolutions  If required, a copy of a resolution signed by all the holders of the issued shares in each Borrower, approving the terms of, and the transactions contemplated by, the Relevant Documents to which that Obligor is a party.

(d)
Powers of attorney  If required, the original notarially attested and legalised power of attorney of each Borrower under which the Relevant Documents to which it is or is to become a party are to be executed or transactions undertaken by that Borrower.

2	Security and related documents
(a)	Vessel documents Photocopies, certified as true, accurate and complete by a director or the secretary or the legal advisers of the Borrower, of:
(i)	the MOA;
(ii)	such documents as the Agent may require to evidence the nomination of the Borrower as purchaser of the Vessel pursuant to the MOA;
(iii)	the bill of sale transferring title in the Vessel to the Borrower free of all encumbrances, maritime liens or other debts;
(iv)	the protocol of delivery and acceptance evidencing the unconditional physical delivery of the Vessel by the Seller to the Borrower pursuant to the MOA;
(v)	any charterparty or other contract of employment of the Vessel which will be in force on the Utilisation Date;
(vi)
the confirmation (by email from the master of the Vessel) for the delivery of the Vessel pursuant to the Charter (if the Charter is a time charter) or the protocol of delivery and acceptance evidencing the unconditional physical delivery of the Vessel by the Borrower to the Charterer pursuant to the Charter (if the Charter is a bareboat charter);

(vii)	the Management Agreements;

(viii)	the Vessel's current Safety Construction, Safety Equipment, Safety Radio and Load Line Certificates;
(ix)	evidence of the Vessel's current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990;
(x)	the Vessel's current SMC;
(xi)	the ISM Company's current DOC;
(xii)	the Vessel's current ISSC;
(xiii)	the Vessel's current IAPPC;
(xiv)	the Vessel's current Tonnage Certificate;
in each case together with all addenda, amendments or supplements.
(b)
Evidence of Seller's title  Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the Vessel's current flag confirming that the Vessel is owned by the Seller and free of registered Encumbrances.

(c)
Evidence of Borrower's title  Evidence that on the Utilisation Date (i) the Vessel will be at least provisionally registered under the relevant flag in the ownership of the Borrower and (ii) the Mortgage and, in respect of Utilisation C and Utilisation D, the relevant Mortgage Addenda will be capable of being registered against the relevant Vessels with first priority.

(d)
Evidence of insurance  Evidence that the Vessel is insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with (if required by the Agent) the written approval of the Insurances by an insurance adviser appointed by the Agent.

(e)
Confirmation of class  A Class Certificate for hull and machinery confirming that the Vessel is classed with the highest class applicable to vessels of her type with Lloyd's Register or such other classification society as may be acceptable to the Agent free of overdue recommendations affecting class.

(f)
Valuation  (i) In respect of each of Utilisation A and Utilisation B, not earlier than thirty days prior to each Utilisation Date, two valuations of the Vessel (at the cost of the relevant Borrower), (ii) in respect of Utilisation C, not earlier than thirty days prior to the Utilisation Date, two valuations in respect of Vessel C (at the cost of the relevant Borrower) and (iii) in respect of Utilisation D, not earlier than thirty days prior to the Utilisation Date, two valuations in respect of Vessel D (at the cost of the relevant Borrower), in each case addressed to the Agent from an Approved Shipbroker selected by the Borrowers and acceptable to the Agent, certifying the Market Value for the respective Vessel, acceptable to the Agent.

(g)
Security Documents  The Mortgage, each relevant Mortgage Addendum (in respect of Utilisation C and Utilisation D) and the Assignments in respect of the Vessel and any other Credit Support Documents (if applicable), together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients.

(h)	Managers' Undertakings The Managers' Undertakings together with notices of any assignments contained in the same and evidence that those notices will be duly acknowledged by the recipients.
(i)	No disputes The written confirmation of the Borrowers that there is no dispute under any of the Relevant Documents as between the parties to any such document.
(j)	Other Relevant Documents Copies of each of the Relevant Documents not otherwise comprised in the documents listed in this Part I of Schedule 2.
3	Legal opinions
The following legal opinions, each addressed to the Agent, or confirmation satisfactory to the Agent that such opinions will be given:
(a)	a legal opinion of Stephenson Harwood LLP, legal advisers to the Agent as to English law substantially In the form distributed to the Lenders prior to signing this Agreement; and
(b)	a legal opinion of Ince & Co as to Marshall Islands law, if required by the Agent.
4	Other documents and evidence
(a)	Utilisation Request A duly completed Utilisation Request.
(b)
Other Authorisations  A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document.

(c)
Green passport  Evidence acceptable to the Agent in its discretion that the relevant Borrower (other than Borrower D) has obtained a green passport notification in respect of its Vessel (other than Vessel D) in accordance with Clause 23.30.2 (Green scrapping).

Part III
Conditions Subsequent
1
Evidence of Borrower's title  Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the relevant flag confirming that (a) the Vessel is permanently registered under that flag in the ownership of the Borrower, (b) the Mortgage and, in respect of Utilisation C and Utilisation D, each relevant Mortgage Addendum has been registered with first priority against the Vessel and (c) there are no further Encumbrances registered against the Vessel.

2	Deletion by Seller Evidence that the Vessel has been deleted from its current flag.
3
Letters of undertaking  Letters of undertaking in respect of the Insurances as required by the Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Finance Parties.

4	Acknowledgements of notices Acknowledgements of all notices of assignment and/or charge given pursuant to any Security Documents received by the Agent pursuant to Part I of this Schedule 2.
5	Legal opinions Such of the legal opinions specified in Part I of this Schedule 2 as have not already been provided to the Agent.
6
Companies Act registrations  If applicable, evidence that the prescribed particulars of any Security Documents received by the Agent pursuant to Part I of this Schedule 2 have been delivered to the relevant Registry of Companies/Corporations within the statutory time limit.

7	Master's receipt The master's receipt for the Mortgage.
8	Green passport Evidence acceptable to the Agent in its discretion that Borrower D has obtained a green passport notification in respect of Vessel D in accordance with Clause 23.30.2 (Green scrapping).

Schedule 3
Utilisation Request
From:	Taburao Shipping Company Inc.
Tarawa Shipping Company Inc.
Rongelap Shipping Company Inc.
Toka Shipping Company Inc.

To:	Nordea Bank Abp, filial i Norge

Dated:

Dear Sirs

Taburao Shipping Company Inc., Tarawa Shipping Company Inc., Rongelap Shipping Company Inc. and Toka Shipping Company Inc. - $59,000,000 Loan Agreement dated 24 July 2019 (the "Agreement")
1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.
2	We wish to make a Utilisation on the following terms:
Proposed Utilisation Date:	[ ] 2019 (or, if that is not a Business Day, the next Business Day)
Currency of Utilisation:	dollars
Amount:	[ ]
Interest Period:	[ ]
Vessel:	[ ]
3	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.
4	The proceeds of the Utilisation should be paid in accordance with the provisions of the MOA in respect of the above Vessel towards payment of the purchase price of the above Vessel.
5	This Utilisation Request is irrevocable.
Yours faithfully
---------------------------------
authorised signatory for
Taburao Shipping Company Inc.
Tarawa Shipping Company Inc.
Rongelap Shipping Company Inc.
Toka Shipping Company Inc.

Schedule 4
Form of Transfer Certificate
To:	Nordea Bank Abp, filial i Norge, as Agent
From:	[The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")
Dated:

Taburao Shipping Company Inc., Tarawa Shipping Company Inc. and Rongelap Shipping Company Inc. - $59,000,000 Loan Agreement dated 24 July 2019 (the "Loan Agreement")
1
We refer to the Loan Agreement. This agreement (the "Agreement") shall take effect as a Transfer Certificate for the purposes of the Loan Agreement. Terms defined in the Loan Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2	We refer to Clause 25.5 (Procedure for transfer) of the Loan Agreement:
(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 25.5 (Procedure for transfer) all of the Existing Lender's rights and obligations under the Loan Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment(s) and participations in the Loan under the Loan Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [ ].
(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) of the Loan Agreement are set out in the Schedule.
3	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 25.4.1(c) (Limitation of responsibility of Existing Lenders) of the Loan Agreement.
4	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:
(a)	[a Qualifying Lender other than a Treaty Lender;]
(b)	[a Treaty Lender;]
(c)	[not a Qualifying Lender].
[5]	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:
(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:
(i)	a company so resident in the United Kingdom; or
(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CIA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

[5]
[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [             ]) and is tax resident in ], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Agent notify the Borrowers that it wishes that scheme to apply to the Agreement.]

[5/6]	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
[7/8]	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
[8/9]	This Agreement has been entered into on the date stated at the beginning of this Agreement.
Note:
The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in any Encumbrance created or expressed to be created or evidenced by the Security Documents in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule
Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]
[Existing Lender]	[New Lender]
By:	By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Loan Agreement by the Agent and the Transfer Date is confirmed as [               ].
Nordea Bank Abp, filial i Norge
By:

Schedule 5
Form of Assignment Agreement
To:
Nordea Bank Abp, filial i Norge, as Agent and Taburao Shipping Company Inc., Tarawa Shipping Company Inc., Rongelap Shipping Company Inc. and Toka Shipping Company Inc., as Borrowers, for and on behalf of each Obligor

From:	[the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")
Dated:

Taburao Shipping Company Inc., Tarawa Shipping Company Inc., Rongelap Shipping Company Inc. and Toka Shipping Company Inc. - $59,000,000 Loan Agreement dated 24 July 2019 (the "Loan Agreement")
1
We refer to the Loan Agreement. This is an Assignment Agreement. This agreement (the "Agreement") shall take effect as an Assignment Agreement for the purpose of the Loan Agreement. Terms defined in the Loan Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2	We refer to Clause 25.6 (Procedure for assignment) of the Loan Agreement:
(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Loan Agreement, the other Finance Documents and in respect of any Encumbrance created or expressed to be created or evidenced by the Security Documents which correspond to that portion of the Existing Lender's Commitment(s) and participations in the Loan under the Loan Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitment(s) and participations in the Loan under the Loan Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b).
3	The proposed Transfer Date is [ ].
(a)	On the Transfer Date the New Lender becomes Party to the relevant Finance Documents as a Lender.
4	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) of the Loan Agreement are set out in the Schedule.
5	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 25.4.3 (Limitation of responsibility of Existing Lenders) of the Loan Agreement.

6	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:
(a)	[a Qualifying Lender (other than a Treaty Lender);]
(b)	[a Treaty Lender;]
(c)	[not a Qualifying Lender].
7	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:
(a)	a company resident in the United Kingdom for United Kingdom tax purposes;
(b)	a partnership each member of which is:
(i)	a company so resident in the United Kingdom; or
(ii)
a company not so resident In the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

8
[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and hereby notifies the Borrowers that it wishes that scheme to apply to the Loan Agreement.]

[9/10]
This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 25.7 (Copy of Transfer Certificate or Assignment Agreement to Borrowers), to the Borrowers (on behalf of each Obligor) of the assignment referred to in this Agreement.

[10/11]	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
[11/12]	This Agreement [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.
[12/13]	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:
The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in any Encumbrance created or expressed to be created or evidenced by the Security Documents in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule
Commitment/rights and obligations to be transferred by assignment, release and accession
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]
[Existing Lender]	[New Lender]
By:	By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Loan Agreement by the Agent and the Transfer Date is confirmed as [            ].
Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.
Nordea Bank Abp, filial i Norge

By:

Schedule 6
Form of Accession Deed
To:	Nordea Bank Abp, filial i Norge, as Agent as Security Agent for itself and each of the other Finance Parties
From:	[Affiliate of a Borrower][Member of the Group] and [Borrowers]
Dated:
Dear Sirs
Taburao Shipping Company Inc., Tarawa Shipping Company Inc., Rongelap Shipping Company Inc. and Toka Shipping Company Inc. - $59,000,000 Loan Agreement dated 24 July 2019 (the "Agreement")
1
We refer to the Agreement. This deed (the ''Accession Deed") shall take effect as an Accession Deed for the purposes of the Agreement. Terms defined in the Agreement have the same meaning in paragraphs 1-3 of this Accession Deed unless given a different meaning in this Accession Deed.

2
[Affiliate of a Borrower][Member of the Group] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement and the other Finance Documents as an Additional Guarantor pursuant to Clause 26.2 (Additional Guarantors)] of the Agreement. [Affiliate of a Borrower] [Member of the Group] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [                ].

3	[Affiliate of a Borrower's][Member of the Group's] administrative details for the purposes of the Agreement are as follows:
Address:
Fax No.:
Attention:
This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.
This Accession Deed has been signed on behalf of the Borrowers and executed as a deed by [Affiliate of a Borrower] [Member of the Group] and is delivered on the date stated above.

[Affiliate of a Borrower][Member of the Group]
[Executed as a Deed	)
By: [Affiliate of a Borrower]	)
[Member of the Group]	)

Director

Director/Secretary]

or

[Executed as a Deed

By: [Affiliate of a Borrower] [Member of the Group]

Signature of Director

Name of Director
in the presence of
Signature of Witness

Name of Witness

Address of Witness

Occupation of Witness]

The [Borrowers

[Borrowers]

By:

Schedule 7
Form of Compliance Certificate
To:	Nordea Bank Abp, filial i Norge
From:	Performance Shipping Inc.
Dated:
Dear Sirs
Taburao Shipping Company Inc., Tarawa Shipping Company Inc., Rongelap Shipping Company Inc. and Toka Shipping Company Inc. — $59,000,000 Loan Agreement dated 24 July 2019 (the "Agreement")
1
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that:
2.1	the Cash is: [ ]
the Cash Equivalents are: [                             ]
the Total Debt is: [                             ]
the Working Capital is: [                             ]
the Value Adjusted Equity Ratio is: [                             ]%
2.2	therefore,
2.2.1	the Cash and Cash Equivalents are not less than:
(a)	(i) $8,000,000 at all times during the Facility Period plus (ii) $1,000,000 per tanker Fleet Vessel if any (other than the Vessels); and
(b)	7.5% of the Total Debt.
2.2.2	the Working Capital is greater than zero dollars; and
2.2.3	the Value Adjusted Equity Ratio is equal to, or higher than, 35%,
3	We confirm that no Event of Default is continuing.
Signed:
Chief Financial Officer of Performance Shipping Inc.

Signatures
The Borrowers
Taburao Shipping Company Inc.	)
)
By:	)
c/o Unitized Ocean Transport Limited	)
Pendelis 18, 17564 Palaio Faliro	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Officer: Mr Andreas Michalopoulos	)

Tarawa Shipping Company Inc.	)
)
By:	)
c/o Unitized Ocean Transport Limited	)
Pendelis 18, 17564 Palaio Faliro	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Officer: Mr Andreas Michalopoulos	)

Rongelap Shipping Company Inc.	)
)
By:	)
c/o Unitized Ocean Transport Limited	)
Pendelis 18, 17564 Palaio Faliro	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Officer: Mr Andreas Michalopoulos	)

Toka Shipping Company Inc.	)
)
By:	)
c/o Unitized Ocean Transport Limited	)
Pendelis 18, 17564 Palaio Faliro	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Officer: Mr Andreas Michalopoulos	)

The Original Guarantor

Performance Shipping Inc.	)
)
By:	)
c/o Unitized Ocean Transport Limited	)
Pendelis 18, 17564 Palaio Faliro	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Officer: Mr Andreas Michalopoulos	)

The Arranger

Nordea Bank Abp, filial i Norge	)
)
By:	)
Essendrops gate 7)
N-0368 Oslo	)
Norway	)
Fax no.: +47 22 48 66 68)
Officers: Mr Magnus Lovstad	)
and Mr Sondre Falch	)

The Agent

Nordea Bank Abp, filial i Norge	)
)
By:	)
Essendrops gate 7)
N-0368 Oslo	)
Norway	)
Fax no.: +47 22 48 66 68)
Officers: Mr Magnus Lovstad	)
and Mr Sondre Falch	)

The Security Agent

Nordea Bank Abp, filial i Norge	)
)
By:	)
Essendrops gate 7)
N-0368 Oslo	)
Norway	)
Fax no.: +47 22 48 66 68)
Officers: Mr Magnus Lovstad	)
and Mr Sondre Falch	)

The Original Lenders

Nordea Bank Abp, filial i Norge	)
)
By:	)
Essendrops gate 7)
N-0368 Oslo	)
Norway	)
Fax no.: +47 22 48 66 68)
Officers: Mr Magnus Loystad	)
and Mr Sondre Falch	)

The Swap Provider

Nordea Bank Abp	)
(Business Identity code 2858394-9))
)
By:	)
c/o Nordea Danmark,	)
Filial of Nordea Bank Abp, Finland	)
7288 Derivative Services	)
PO Box 850)
DK-0900 Copenhagen K, Denmark	)
Fax no.:	)
Officer:	)

In witness of which the parties to this Amendment and Restatement Agreement have executed this Amendment and Restatement Agreement as a deed the day and year first before written.

Signed and delivered as	)
a Deed by	)
Taburao Shipping Company Inc.	)
(as borrower))
acting by Andreas Nikolaos Michalopoulos	) /s/ Andreas Nikolaos Michalopoulos
its duly authorised attorney-in-fact	)
in the presence of:	)

Witness signature: /s/ Aikaterini Oikonomea
Name: Aikaterini Oikonomea
Address: 373 Synyrou Ave. 17564 Palaio Falino Athens Greece

Signed and delivered as	)
a Deed by	)
Tarawa Shipping Company Inc.	)
(as borrower))
acting by Andreas Nikolaos Michalopoulos	) /s/ Andreas Nikolaos Michalopoulos
its duly authorised attorney-in-fact	)
in the presence of:	)

Witness signature: /s/ Aikaterini Oikonomea
Name: Aikaterini Oikonomea
Address: 373 Synyrou Ave. 17564 Palaio Falino Athens Greece

Signed and delivered as	)
a Deed by	)
Rongelap Shipping Company Inc.	)
(as borrower))
acting by Andreas Nikolaos Michalopoulos	) /s/ Andreas Nikolaos Michalopoulos
its duly authorised attorney-in-fact	)
in the presence of:	)

Witness signature: /s/ Aikaterini Oikonomea
Name: Aikaterini Oikonomea
Address: 373 Synyrou Ave. 17564 Palaio Falino Athens Greece

Signed and delivered as	)
a Deed by	)
Toka Shipping Company Inc.	)
(as borrower))
acting by Andreas Nikolaos Michalopoulos	) /s/ Andreas Nikolaos Michalopoulos
its duly authorised attorney-in-fact	)
in the presence of:	)

Witness signature: /s/ Aikaterini Oikonomea
Name: Aikaterini Oikonomea
Address: 373 Synyrou Ave. 17564 Palaio Falino Athens Greece

Signed and delivered as	)
a Deed by	)
Performance Shipping Inc.	)
(as guarantor))
acting by Andreas Nikolaos Michalopoulos	) /s/ Andreas Nikolaos Michalopoulos
its duly authorised attorney-in-fact	)
in the presence of:	)

Witness signature: /s/ Aikaterini Oikonomea
Name: Aikaterini Oikonomea
Address: 373 Synyrou Ave. 17564 Palaio Falino Athens Greece

Signed and delivered as	)
a Deed by	)
Nordea Bank Abp, filial i Norge	)
(as a Lender))
acting by Konstantinos Karachalios	) /s/ Konstantinos Karachalios
its duly authorised attorney-in-fact	)
in the presence of:	)

Witness signature: /s/ Aikaterini Oikonomea
Name: Aikaterini Oikonomea
Address: 373 Synyrou Ave. 17564 Palaio Falino Athens Greece

Signed and delivered as	)
a Deed by	)
Nordea Bank Abp, filial i Norge	)
(as Arranger))
acting by Konstantinos Karachalios	) /s/ Konstantinos Karachalios
its duly authorised attorney-in-fact	)
in the presence of:	)

Witness signature: /s/ Aikaterini Oikonomea
Name: Aikaterini Oikonomea
Address: 373 Synyrou Ave. 17564 Palaio Falino Athens Greece

Signed and delivered as	)
a Deed by	)
Nordea Bank Abp, filial i Norge	)
(as Agent))
acting by Konstantinos Karachalios	) /s/ Konstantinos Karachalios
its duly authorised attorney-in-fact	)
in the presence of:	)

Witness signature: /s/ Aikaterini Oikonomea
Name: Aikaterini Oikonomea
Address: 373 Synyrou Ave. 17564 Palaio Falino Athens Greece

Signed and delivered as	)
a Deed by	)
Nordea Bank Abp	)
(as Swap Provider))
acting by Konstantinos Karachalios	) /s/ Konstantinos Karachalios
its duly authorised attorney-in-fact	)
in the presence of:	)

Witness signature: /s/ Aikaterini Oikonomea
Name: Aikaterini Oikonomea
Address: 373 Synyrou Ave. 17564 Palaio Falino Athens Greece

Signed and delivered as	)
a Deed by	)
Nordea Bank Abp, filial i Norge	)
(as Security Agent))
acting by Konstantinos Karachalios	) /s/ Konstantinos Karachalios
its duly authorised attorney-in-fact	)
in the presence of:	)

Witness signature: /s/ Aikaterini Oikonomea
Name: Aikaterini Oikonomea
Address: 373 Synyrou Ave. 17564 Palaio Falino Athens Greece